Exhibit 10.10

AGREEMENT OF LEASE

between

DISTRIBUTION I PATENT TENANT LLC,
a Delaware limited liability company, Landlord

and

WAYFAIR LLC,
a Delaware limited liability company, Tenant

Premises:                                             The entire Building

Building:                                               Building J at Park West International known as
                                                                                                1405 Worldwide Boulevard Hebron, Kentucky

Date:                                                                  As of December 31, 2013

EXHIBITS

Exhibit A — Site Plan
Exhibit B — Insurance Schedule
Exhibit C — Form Letter of Credit
Exhibit D — Rules and Regulations

THIS LEASE (this “Lease”) is made and dated as of the 31st day of December, 2013 by and between DISTRIBUTION I PATENT TENANT LLC, a Delaware limited liability company, having an address c/o Interventure Advisors LP, 810 Seventh Avenue, Suite 3601, New York, New York 10019 (“Landlord”) and WAYFAIR LLC, a Delaware limited liability company, having an office at                                                                      (“Tenant”).

W I T N E S S E T H:

ARTICLE 1
BASIC DATA AND DEFINITIONS

Section 1.01                            Basic Data and Definitions.  The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

(a)                                 “Building”  The building, fixtures, equipment and other improvements and appurtenances now or hereafter located or erected known as Building J at Park West International having a street address of 1405 Worldwide Boulevard, Hebron, Kentucky.

(b)                                 “Property”  The Building and the land appurtenant thereto or upon which the Building is situated identified on the site plan attached hereto and made a part hereof as Exhibit A.

(c)                                  “Permitted Use”  Tenant shall use the Premises solely for the purpose of general office and warehouse sales use in connection with the operation of its business and otherwise subject to the express terms and conditions contained herein, and for no other use or purpose whatsoever. (Article 6).

(d)                                 “Premises”  The entire Building shown on Exhibit A attached hereto and made a part hereof deemed to contain approximately 525,000 rentable square feet.

(e)                                  “Commencement Date”  January 1, 2014.

(f)                                   “Lease Year”  As defined in Section 3.01(a) herein.

(g)                                  “Expiration Date”  March 31, 2019

(h)                                 “Base Rent”  Shall be defined and paid as follows:

Term/Months	Base Rental per Rentable Square Foot		Monthly Base Rental	Annual Base Rent
January 1, 2014 — December 31, 2014	$2.80		$122,500.00	$1,470,000.00	(1)
January 1, 2015 — December 31, 2015	$2.90		$126,875.00	$1,522,500.00
January 1, 2016 — December 31, 2016	$3.00		$131,250.00	$1,575,000.00
January 1, 2017 — December 31, 2017	$3.10		$135,625.00	$1,627,500.00
January 1, 2018 — December 31, 2018	$3.20		$140,000.00	$1,680,000.00
January 1, 2019 — March 31, 2019	$3.30	(2)	$144,375.00

(1)  The annual Base Rent for this period is subject to abatement pursuant to the express tens of Section 4.04 hereof.

(2)  The annual Base Rent for this period is payable for less than a full calendar year.

(i)	“Security Deposit” $122,500.00 (Article 27)

(j)	“Term” The period commencing on the Commencement Date and ending on the Expiration Date, as more particularly described in Section 3.01 of this Lease.

(k)	“Broker” Collectively, Cassidy Turley and Richards Barry Joyce Partners. (Article 29)

(l)	“Landlord’s Notice Address”		Distribution I Patent Tenant LLC
c/o Interventure Advisors LP
810 Seventh Avenue, Suite 3601
New York, New York 10019
Attention: Ms. Teresa Tsai (Article 30)

(m)	“Landlord’s Rent Payment Address”

	(i)	Via ACH or Wire Transfer:

		Bank Name:	Branch Banking & Trust
		ABA Number:	054001547
		Attention:	Grace Wiley
		Fax Number:	(202) 835-9258
		Account Name:	Distribution I Patent Owner (Collection)
		Account Number:	5162-738-609

	(ii)	Payment by mail:

Distribution I Patent Tenant LLC
c/o Colliers International
4135 South Stream Boulevard, Suite 550
Charlotte, North Carolina 28217
Attention: Christopher O. Perry
Phone: (704) 910-8448

(n)                                 “Tenant’s Notice Address”  Wayfair LLC

at the Premises (Article 30)

(o)                                 “Tenant’s Share”  100% (Section 8.13)

(p)                                 “Landlord’s Contribution”  Up to a maximum of $393,750.00, as more particularly set forth in Article 5 of this Lease.

(q)                                 “Renewal Option”  Two (2) options of five (5) years each pursuant to Section 3.03 herein.

ARTICLE 2
DEMISE

Landlord hereby demises and leases to Tenant, and Tenant leases, rents, and agrees to accept from Landlord, the Premises, upon the terms and conditions set forth in this Lease.  Notwithstanding anything to the contrary contained in this Lease, all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, closets, service closets and other facilities serving the Building or the Property, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord.

ARTICLE 3
TERM; DELIVERY

Section 3.01                            Term; Lease Year.  The Term shall commence on the Commencement Date and, unless sooner terminated or extended as provided in this Lease, shall terminate on the Expiration Date.  The term “Lease Year” as used in this Lease shall mean the period of twelve (12) full calendar months commencing on the Commencement Date and each twelve (12) month period thereafter.

Section 3.02                            Early Entry by Tenant for Tenant’s Work.  Except as hereinafter expressly provided, neither Tenant nor its agents, employees, invitees or independent contractors shall enter the Premises prior to the Commencement Date.  Notwithstanding the foregoing sentence, upon the granting of consent by Landlord, which shall not be unreasonably withheld, Tenant or its agents may enter the Premises prior to the Commencement Date to perform Tenant’s Work however, such entry shall be deemed under all the terms, covenants and conditions of this Lease including, without limitation, the obligation to pay for utilities and services such as electricity and life and safety and to provide evidence of insurance required under this Lease, but excluding the covenant to pay Base Rent and Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes.  In the event Tenant or Tenant’s contractor shall enter upon the Premises or any other part of the Property, as may be above permitted by Landlord, Tenant agrees to indemnify and save Landlord harmless from and against any and all Liabilities arising from or claimed to arise from (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or the Property with Tenant’s permission, (ii) the performance of Tenant’s Work, and/or (iii) any other reason whatsoever arising out of said entry upon the Premises or the Property.

Section 3.03                            Renewal Option.

(a)                                 Tenant shall have the right to extend the Term of this Lease for two (2) successive periods of five (5) years each (the “First Renewal Term” and the “Second Renewal Term”, respectively, and each is sometimes referred to herein as a “Renewal Term”), provided that Tenant shall notify Landlord, in writing, at least twelve (12) months but not more than fifteen

(15) months prior to the expiration of the original Term or the expiration of the First Renewal Term, as applicable, of Tenant’s intention to exercise such option, and provided further that, both at the time of notice of such renewal and on the commencement date of the applicable Renewal Term, (i) Tenant is not in default hereunder beyond any applicable notice or cure periods, (ii) Tenant has not been in monetary default or material non-monetary default hereunder beyond any applicable notice or cure periods in the preceding twelve (12) month period, and (iii) Tenant and/or its permitted Successors and Related Entities (both as hereinafter defined) are in occupancy of the Premises, are open and conducting business in the Premises and have not otherwise subleased the Premises or any part thereof or assigned this Lease.  Time is of the essence with respect to the giving of any such notice.  The First Renewal Term shall commence on the day immediately following the Expiration Date and shall expire on the fifth (5th) anniversary thereof unless the First Renewal Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.  The Second Renewal Term, if applicable, shall commence on the day immediately following the expiration of the First Renewal Term and shall expire on the fifth (5th) anniversary thereof.  The terms and conditions of each Renewal Term shall be the same as the terms and conditions of this Lease, except that: (x) Tenant shall have no further right of renewal after the expiration of the Second Renewal Term or if Tenant shall fail to exercise any option to extend for any Renewal Term strictly in accordance with the terms of this Section; and (y) the Base Rent payable during each Renewal Term shall be the Prevailing Market Rate for the Premises as determined below.

(b)                                 Landlord shall provide Tenant with a written proposal setting forth its determination of the Prevailing Market Rate for the Premises for the applicable Renewal Term within thirty (30) days of receipt of Tenant’s respective notice to extend.  Tenant shall have ten (10) days from its receipt of Landlord’s proposal to either accept such proposal or to reject such proposal, in which case, the Prevailing Market Rate shall be determined pursuant to the express terms of Section 3.03(c) below.  The “Prevailing Market Rate” shall mean the then prevailing market rate for new leases and lease renewals and extensions in the Building and in similar buildings in the vicinity of the Building comparable to this Lease and the Premises, which shall be determined by Landlord or the applicable broker(s) pursuant to Section 3.03(c) below, as applicable, based on all factors Landlord or such broker(s), as applicable, deems relevant in its sole but reasonable discretion.

(c)                                  If Tenant rejects Landlord’s determination of the Prevailing Market Rent for the applicable Renewal Term, Landlord and Tenant shall use their good faith efforts to agree upon the Prevailing Market Rent of the Premises for the applicable Renewal Term.  In the event Landlord and Tenant cannot reach agreement within fifteen (15) days after the date of Tenant’s notice rejecting Landlord’s determination of the Prevailing Market Rent, Landlord and Tenant shall each select a reputable qualified, licensed real estate broker, who has at least ten (10) years experience in Hebron, Kentucky and who is familiar with the rentals then being charged in the Building and in comparable buildings in Hebron, Kentucky (respectively, “Landlord’s Renewal Broker” and “Tenant’s Renewal Broker”) who shall confer promptly after their selection by Landlord and Tenant and shall use all commercially reasonable efforts to agree upon the Prevailing Market Rent of the Premises for the applicable Renewal Term; it being agreed that any decision of the arbitrators pursuant to this Section 3.03 shall be binding on the parties hereto.  If Landlord’s Renewal Broker and Tenant’s Renewal Broker cannot reach agreement within fifteen (15) days after the date such brokers have been selected, then, within ten (10) days thereafter, they shall designate a third reputable, licensed real estate broker, who has at least ten (10) years experience in Hebron, Kentucky and who is familiar with the rentals then being charged in the Building and in comparable buildings in Hebron, Kentucky (the “Independent Broker”).  Upon the failure of Landlord’s Renewal Broker and Tenant’s Renewal Broker to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by any court having jurisdiction.  Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the Prevailing Market Rent of the Premises during the applicable Renewal Term (respectively, “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).  The Independent Broker shall conduct such investigations and hearings as he/she may deem appropriate and shall, within fifteen (15) days after the date of his/her designation, choose either the rental set forth in Landlord’s Broker’s Letter or Tenant’s Broker’s Letter to be the Base Rent for the Premises during the applicable Renewal Term, and such choice shall be binding upon Landlord and Tenant.  Landlord and Tenant shall each pay the fees and expenses of its respective broker.  The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

(d)                                 In the event the applicable Renewal Term shall commence prior to a determination of the Base Rent during the applicable Renewal Term having been made in accordance with this Article, then the Base Rent to be paid by Tenant to Landlord until such determination has been made shall be the greater of (i) the fair market rental value as set forth in Landlord’s Broker’s Letter plus all sums payable pursuant to Article 8 of this Lease, or as otherwise provided herein, as Additional Rent, or (ii) the annual Base Rent for the twelve (12) month period immediately preceding the commencement of the applicable Renewal Term, including all escalations or Additional Rent payable pursuant to Article 8 hereof or as otherwise provided herein.  After such determination has been made for the Base Rent for the applicable Renewal Term, any excess rental for the applicable Renewal Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Rent payable by Tenant to Landlord and any deficiency in Rent due from Tenant to Landlord during the Renewal Term shall be immediately paid.

(e)                                  The parties hereto agree to enter into amendment(s) of this Lease confirming the exercise of Tenant’s option to extend the term of this Lease and the amount of the Base Rent payable during the Renewal Term(s), as applicable within thirty (30) days of request of the other; provided, however, if Landlord and Tenant fail to execute and deliver any such amendment within thirty (30) days of Landlord’s request, the Term shall be deemed extended at the Base Rent determined pursuant to the provisions of this Section 3.03.

(f)                                   Tenant’s rights and privileges described in this Section 3.03 are personal to the specific party originally identified as the “Tenant” under this Lease and assignees which are Successors or Related Entities of the party originally identified as the “Tenant” under this Lease, and may not be assigned, transferred or otherwise conveyed other than to assignees which are Successors or Related Entities of the party originally identified as the “Tenant” under this Lease, without Landlord’s prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

ARTICLE 4
RENTAL

Section 4.01                            Rental.  The rents reserved under this Lease (collectively, the “Rental”) shall consist of Base Rent and all other sums that are due and payable by Tenant to Landlord under this Lease, including, without limitation, all amounts payable by Tenant under Article 8 herein (collectively, “Additional Rent”).  Tenant shall pay all Rental in lawful money of the United States to Landlord at Landlord’s Rent Payment Address via ACH or wire transfer as set forth hereinabove, or at such other place or in such other manner as Landlord may designate in writing from time to time, without any notice, deduction, reduction, abatement, recoupment or set-off whatsoever.

Section 4.02                            Base Rent.  Throughout the Term, Tenant shall pay to Landlord the annual Base Rent as set forth in Section 1.01 in twelve (12) equal monthly installments on the first day of each calendar month throughout the Term, in advance, without any notice or demand therefor and prorated on the basis of a thirty (30) day month for any partial calendar month during the Term.  Base Rent payable for the first full calendar month following the Commencement Date shall be paid by Tenant to Landlord together with Tenant’s execution and delivery of this Lease.

Section 4.03                            Interest and Late Charge.  If Tenant shall fail to pay any Rental when due, Tenant shall pay to Landlord, as Additional Rent, interest on the unpaid Rental at the rate of the lower of (such lower rate being herein referred to as the “Default Rate”):  (a) thirteen (13%) percent per annum and (b) the highest rate per annum chargeable to Tenant pursuant to law, from the date due until the date paid.  In addition, if Tenant shall fail to pay when due any Rental within five (5) days of the date due, then Tenant shall pay to Landlord, as Additional Rent, a late charge equal to five (5%) percent of the unpaid Rental plus reasonable attorneys fees incurred by Landlord by reason of Tenant’s failure to timely pay Rental, as an agreed and liquidated amount as compensation for Landlord’s additional administrative expenses relating to such late payment (provided in the case of the first two such failures in the Term only, such failures shall not result in a late charge hereunder unless and until Tenant fails to cure such defaults within five (5) days following notice thereof).  The provisions of this Section are in addition to any other remedies available to Landlord with respect to non-payment of Rental.

Section 4.04                            Abatement.  Notwithstanding anything to the contrary contained in this Lease,, provided that this Lease is in full force and effect and no Abatement Event of Default (as hereinafter defined) shall have occurred, Tenant shall be entitled to a credit against the Base Rent in the aggregate amount of $367,500.00 for the three (3) month period commencing on the Commencement Date and ending three (3) months thereafter (the “Rent Abatement Period”), which credit shall be applied against the Base Rent in three (3) equal monthly installments of $122,500.00 each.  During the Rent Abatement Period, Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, including, but not limited to, the obligation to make all payments of Additional Rent hereunder (including, without limitation, the Additional Rent payable under Article 8).  If at any time during the Term, an Abatement Event of Default shall occur, then, in addition to all other damages and remedies to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of all Rental which has theretofore been allowed as a credit under the provisions of this Section 4.04 of this Lease, which repayment Tenant shall make promptly following demand therefor.  As used herein, the term “Abatement Event of Default” shall mean a monetary default or material non-monetary default under this Lease shall have occurred and Tenant shall not have cured same:  (a) prior to the expiration of the applicable cure period (it being understood that if the default in question is of such a nature that it cannot be completely remedied within the applicable cure period, then Tenant shall not be deemed to be in default beyond the applicable cure period pursuant to this Section 4.04(a) if: (i) Tenant shall, after being given notice of the default and within the applicable cure period, advise Landlord in writing of Tenant’s intention to institute all steps necessary to remedy such situation, (ii) Tenant shall, within the applicable cure period, institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (iii) Tenant shall remedy the same within a reasonable time after the date of the giving of said notice by Landlord, not to exceed sixty (60) days in the aggregate), and (b) within ten (10) days following a second notice to Tenant of such default.  Landlord’s second notice to Tenant shall contain a statement that “TENANT’S FAILURE TO CURE THE DEFAULT WITHIN THE TEN (10) DAY CURE PERIOD, SHALL RESULT IN THE LOSS OF TENANT’S RENT ABATEMENT”.

Section 4.05                            Failure to Pay.  If an Event of Default occurs, Landlord may require that all subsequent rent payments be made by wire transfer or by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord.  Landlord shall have no obligation to accept less than the full amount of any installment of Rental which is due and owing by Tenant to Landlord, and if Landlord shall accept less than the full amount owing, Landlord may apply the sums received towards any of Tenant’s obligations at Landlord’s discretion.  Landlord’s failure to timely bill Tenant shall in no way excuse Tenant from its payment obligations or constitute a waiver of Landlord’s entitlement to any charges not timely billed by Landlord.

ARTICLE 5
CONDITION OF PREMISES

Section 5.01                            Condition of Premises.  Tenant has examined and inspected the Premises and the physical condition thereof.  Landlord has not made and does not make any representation as to the physical condition or any other matter affecting or relating to the Premises, the Building or the Property, except as is in this Lease specifically set forth, and Tenant specifically acknowledges that no such representations have been made.  Tenant hereby acknowledges that Landlord has afforded Tenant the opportunity for a full and complete investigation, examination, and inspection of the Premises and Tenant agrees to accept the Premises (including all building and mechanical systems serving the Premises) “as is” on the date hereof, with all faults, Landlord shall not be required to perform any work or render any service to make the Premises or the Property ready or suitable for Tenant’s use and occupancy, AND TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

Section 5.02                            Tenant’s Work.

(a)                                 Subject to the provisions of Article 12 herein, Tenant shall, at Tenant’s sole cost, perform or cause the performance of all alterations, installations, additions and improvements that shall be required to be made in or to the Premises in order to prepare the Premises, or any portion thereof, for Tenant’s initial occupancy for the Permitted Use (“Tenant’s Work”).  All materials used in connection with Tenant’s Work shall be new and first quality and Tenant’s Work shall be performed in a good and workmanlike manner.  Tenant’s Work shall constitute Tenant’s Changes (as hereinafter defined) and is subject to all of the terms and conditions set forth in Article 12 hereof attached hereto.  Tenant shall deliver copies of all of its detailed plans, drawings and specifications for Tenant’s Work to Landlord for its review and approval promptly following the mutual execution and delivery of this Lease.  Tenant shall be in default hereunder if Tenant fails to complete Tenant’s Work pursuant to the terms and conditions contained herein within twelve (12) months after Landlord’s approval of said detailed plans, drawings and specifications for Tenant’s Work.

(b)                                 Provided this Lease shall be in full force and effect and no Event of Default (as hereinafter defined) shall have occurred and be continuing, Landlord shall reimburse Tenant for the cost of Tenant’s Work actually incurred by Tenant which constitute Qualified Alterations (as hereinafter defined), as approved by Landlord pursuant hereto and which are actually made by Tenant within six (6) months of the Commencement Date up to a maximum amount of Landlord’s Contribution.  As used herein, the term “Qualified Alterations” shall mean the labor and materials used by Tenant to construct Tenant’s Changes which are permanent leasehold improvements in and to the Premises in compliance with this Lease after the date hereof including electrical work, replacement of existing lighting, painting and the installation of carpeting, and Soft Costs (as hereinafter defined), subject to the limitations set forth herein.  Qualified Alterations shall expressly exclude (and Landlord’s Contribution shall not be applied to) architect’s and engineer’s fees and costs of permits (collectively, “Soft Costs”) in excess of Nineteen Thousand Six Hundred Eighty-Seven and 50/100 ($19,687.50) Dollars in the aggregate, the cost of interest or late charges, or labor and materials and such services used to furnish trade fixtures, furniture, furnishings, moveable business equipment, and any personal property whatsoever.  Except as otherwise expressly set forth herein, Tenant shall complete Tenant’s Work in accordance with the plant approved in writing by Landlord, whether or not Landlord’s Contribution is sufficient to fund such completion.  To the extent that the Qualified Alterations are less than Landlord’s Contribution, Tenant shall not be entitled to receive any such excess, whether as a credit, refund, abatement or otherwise.

(c)                                  Provided this Lease is in full force and effect and Tenant has not defaulted hereunder, Landlord shall make Landlord’s Contribution to Tenant in one lump sum payment within thirty (30) days after the completion of Tenant’s Work and upon Tenant’s submission to Landlord of an invoice therefore together with the following items:  (i) an invoice for payment of Landlord’s Contribution together with paid receipts (or such other proof of payment as Landlord shall reasonably require) for work done in connection with Tenant’s Work, (ii) final lien waivers (in recordable form and form otherwise satisfactory to Landlord) from the architects, contractors, subcontractors and materialmen furnishing labor or materials in connection with Tenant’s Work releasing Landlord and Tenant from all liability for all such work, (iii) certificates by Tenant’s architect and Tenant certifying that Tenant’s Work has been properly performed in accordance with the plans and specifications approved by Landlord and incorporated into the Premises and that all such work has been fully paid for and performed and (iv) all sign-offs, inspection certificates and permits required to be issued by any governmental entities having jurisdiction thereover, including a certificate of occupancy and/or certificate of completion for the Premises if same is required pursuant to applicable Laws (as hereinafter defined).  Notwithstanding anything to the contrary contained herein, in no event shall Landlord be required to pay Landlord’s Contribution or any portion thereof pursuant to any invoice submitted by or on behalf of Tenant more than seven (7) months following the Commencement Date, time being of the essence.

ARTICLE 6
USE AND OPERATION OF THE PREMISES

Section 6.01                            Use.  Tenant shall use the Premises during the Term for the Permitted Use and for no other use or purpose whatsoever.  Tenant shall diligently operate Tenant’s business in the Premises for the Permitted Use in a first class manner.

Section 6.02                            Compliance With Laws.  Except as otherwise expressly set forth herein, Tenant, at its sole cost, shall promptly comply with all present and future laws, statutes, codes, ordinances, rules, regulations, judgments, orders, writs or decrees of any governmental authority having jurisdiction over the Premises affecting or applicable to the Premises or to the use or occupancy thereof or the business conducted therein, including, without limitation, The Americans With Disabilities Act of 1990, as amended (collectively, “Laws”), whether or not any such Laws are foreseen or unforeseen, ordinary or extraordinary, shall necessitate Structural or Exterior Changes (as hereinafter defined in Section 12.01) or shall interfere with the use and enjoyment of the Premises.  Tenant shall deliver to Landlord true and complete copies of any and all permits, licenses, inspection and/or certificates required for the lawful conduct of Tenant’s business in the Premises.  Tenant shall obtain at its sole cost, all licenses, permits, and certificates (including temporary and permanent certificates of occupancy) required in connection with Tenant’s Work and other Tenant’s Changes and the operation of Tenant’s business.  Upon Landlord’s written request, Tenant shall deliver to Landlord true and complete copies of any and all such licenses, permits and certificates.  Tenant shall reasonably cooperate with any effort to obtain LEED, Green Globes, Energy Star (or similar) certification for the Building; provided that Tenant shall not be obligated to incur any additional cost or expense in connection therewith (other than a de minimis costs and expenses).  Tenant, at its sole cost, shall comply with any and all provisions, recommendations and requirements of (i) any national or local Board of Fire Underwriters (or other similar body) having jurisdiction over the Premises and (ii) any insurance policy(ies) covering or applicable to the Premises or Building and any issuer(s) of such insurance policy(ies) (collectively, “Insurance Requirements”).

Section 6.03                            Manner of Use.  In no event shall the Premises or any portion thereof be used:  (a) in violation of any Laws, Insurance Requirements or the certificate of occupancy or other licenses or certificates covering the Premises; (b) in a manner which creates or permits a nuisance or trespass; (c) in a manner which produces or transmits sounds audible outside the Premises; (d) in a manner which obstructs or encumbers the sidewalks or any other portion of the Common Area; (e) in a hazardous or wasteful manner; (f) in a manner which exceeds the floor load which such floor was designed, or is permitted by Laws, to carry; (g) in any manner which causes or permits any noise, odors, fumes, dust or vapors to be dispelled from the Premises; (h) for any form of assignation or lewdness, or any form of establishment employing partially or totally nude entertainers, employees, waiters or waitresses, or any usage as an adult entertainment facility, massage parlor, bathhouse, or facility which caters to the prurient sale of books, magazines, other periodicals, or sex-centered objects; (i) for any retail or manufacturing purposes, or (j) in any other manner which, in Landlord’s reasonable judgment, adversely affects the character, operation, reputation or appearance of the Property.

Section 6.04                            Refuse and Pests.  Tenant shall, at its sole cost and expense, maintain the Premises in a clean, safe and sanitary condition.  Tenant shall keep all garbage, trash or other refuse in sealed metal or water-tight rubber plastic containers which are rat-proof and shall remove and dispose of such garbage, trash, rubbish and refuse from the Premises each day that the Premises are open for business to the disposal area designated by Landlord and otherwise in accordance with all applicable Laws, including any recycling Laws.  Tenant shall separately contract with a trash removal contractor approved by Landlord for the removal and disposal of Tenant’s rubbish and trash from the Premises and shall be responsible for all charges relating to all trash removal.  Tenant shall keep the Premises free from all pests, insects and vermin and shall arrange for appropriate extermination at Tenant’s expense on a regular basis or at more frequent intervals to the extent Landlord reasonably determines a need for the same.

Section 6.05                            Hazardous Substances.  Except for normal cleaning solvents and office supplies used in connection with Tenant’s business (which shall at all times be used, handled, transported, stored, generated and disposed of in compliance with all applicable Laws), Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, handled, transported, stored, generated or disposed of on, in or from the Property by Tenant, its agents, employees, contractors, invitees or licensees.  If Hazardous Substances are used, handled, transported, stored, generated or disposed of on the Premises or the Property by Tenant, its agents, employees, contractors, invitees or licensees, or if the Premises or the Property (or any portion thereof) becomes contaminated in any manner as a result of the acts or omissions (or alleged acts or omissions) of Tenant, its agents, employees, contractors, invitees or licensees or if Tenant shall otherwise breach (or permit a breach) of its obligations under this Section 6.05, Tenant shall indemnify, hold harmless and defend Landlord and the other Landlord Indemnitees (as hereinafter defined) from and against any and all legal action, claims, expenses, costs, damages, loss, liability, penalties, fees and other expenses, including, without limitation, reasonable legal fees and disbursements (collectively, “Liabilities”), which shall include, without limitation, a decrease in value of the Property, damages due to loss or restriction of leasable or usable space and damages due to adverse impact on marketing of the Building or the Property, arising during or after the Term and relating to such contamination.  Such indemnification shall include, without limitation, all costs incurred by Landlord duo to any investigation of the Property or any part thereof or any cleanup, removal or restoration, whether or not required by laws.  If Tenant causes or permits the presence or release of any Hazardous Substance on the Property.  Tenant shall promptly, at its sole expense, take all action necessary to return the Property to the condition existing prior to the presence or release of such Hazardous Substance or Landlord may (hut shall have no obligations to) remove or remediate same at Tenant’s sole cost.  Tenant shall obtain Landlord’s prior consent to any such action and such action shall constitute Tenant’s Changes to be performed strictly in accordance with the terms and conditions of Article 12.  Notwithstanding anything to the contrary contained in this Lease,

Tenant shall not be responsible for clean-up, handling, removing, abating or remediating (collectively, “Remediation”) of any Hazardous Substances which are present in the Premises prior to the delivery of the Premises to Tenant or which Landlord releases in the Premises, unless and to the extent same are released as a result of the acts or omissions of, through or under Tenant or result in connection with Tenant’s Changes, and no cost incurred in connection with the Remediation of such Hazardous Materials shall be allocated to or payable by Tenant.  As used in this Lease, “Hazardous Substance” means any substance (a) defined under any Environmental Law as a hazardous substance, hazardous waste, hazardous material, pollutant, solid waste or contaminant, (b) a petroleum hydrocarbon, including crude oil or any fraction thereof, including, without limitation, asbestos, polychlorobiphenyls (“PCBs”), petroleum products or derivatives, (c) hazardous, toxic corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, (d) otherwise regulated pursuant to any Environmental Law and (e) hazardous substances, solid wastes, hazardous wastes or toxic substances, as such terms are defined in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 1802); (ii) the Resource Conservation Recovery Act (42 U.S.C. Section 6901, et. seq.), as amended; (iii) local, state and Federal laws governing conservation and protection of the environment and (iv) the rules and regulations adopted and promulgated pursuant to any such codes or acts.  The terms and conditions of this Section shall survive the termination of this Lease.  As used in this Lease, “Environmental Law” means all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, or regulating the use, storage, treatment, disposal, transportation, management or reuse of Hazardous Substances, now existing or later adopted during the Term.

ARTICLE 7
COMMON AREA

Tenant agrees not to encumber or obstruct, or allow to be encumbered or obstructed, the sidewalks, curbs and roadways adjacent or leading to the Building or the Premises.

ARTICLE 8
OPERATING EXPENSES AND TAX ESCALATION

Section 8.01                            Operating Expenses.

(a)                                 “Operating Expenses” shall mean the total costs and expenses paid or incurred by or on behalf of Landlord including, without limitation, costs of repairs, maintenance and replacement obligations under Section 11.01 hereof (whether directly or through independent contractors) on an accrual basis consistently applied in respect of the operation, maintenance, repair, replacement, protection, insuring, improvement and management of the Property (inclusive of all parking areas) which, in accordance with the accounting practices used by Landlord and the terms hereof, are chargeable as an Operating Expense, including, without limitation, the financial expenses incurred in connection therewith, such as reasonable attorneys’ fees and disbursements, but specifically excluding (i) Taxes (hereinafter defined), (ii) capital improvements except to the extent provided herein, (iii) to perform the HVAC Unit Replacement

(as hereinafter defined), (iv) leasing commissions, attorneys’ fees and other expenses incurred in connection with the negotiations or disputes with or leasing to tenants or prospective tenants, (v) costs incurred for tenant installations and decorations in connection with preparing space for a new tenant, (vi) mortgage interest and the costs of financing and refinancing, (vii) franchise or income taxes imposed on Landlord, (viii) ground rent, if any, (ix) goods and services furnished to an individual tenant of the Building which are separately reimbursed directly to Landlord, and (x) expenses for repair or maintenance to the extent the same have been reimbursed to Landlord pursuant to warranties.

(b)                                 If any capital improvement is made:  (i) to comply with Laws or the terms of Section 11.01 hereof (other than the HVAC Unit Replacement subject to the terms of Section 11.01), (ii) in lieu of a repair required in accordance with prudent real estate management practices as reasonably determined by Landlord, (iii) to provide or maintain building standards or (iv) to save or reduce Operating Expenses; then the cost of such improvement shall be included in Operating Expenses; provided, however, if the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized on a straight-line basis over the useful life of the improvement, ‘together with interest on the unamortized balance at the higher of eight percent (8%) per annum calculated on a cumulative, compounded basis or the rate as may have been paid by Landlord on borrowed funds and same shall be deemed an Operating Expense in each of the years during which the cost of the improvement is amortized.

Section 8.02                            Taxes.  “Taxes” shall mean the amount of all real property taxes, assessments, business taxes, excises, water charges, sewer rents, fees, levies, charges and other taxes of every kind and nature whatsoever, general or special, extraordinary and ordinary, foreseen and unforeseen, including, without limitation, interest on all installment payments, which may be levied or assessed against or arise in connection with the ownership, use, occupancy, operation or possession of the Property by any governmental or quasi-governmental authority (including, without limitation, personal property taxes for property that is owned by Landlord and used in connection with the Property).  Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in substitution of, or in addition to, all or any part of real property taxes, or which are assessed in lieu of a tax increase, or paid as rent under any ground lease and all expenses incurred in determining or attempting to obtain a reduction of Taxes.  Taxes shall not include any Taxes measured in whole or in part by, rents or gross receipts or in the nature of an excise, franchise, gift, estate, succession, inheritance or capital levy tax or tax on Landlord’s income or profits (unless any of the foregoing taxes shall be in addition to or in lieu of so called “real estate taxes” in which case such taxes shall be included in the definition of Taxes).

Section 8.03                            Tenant’s Payment.  Commencing on the Commencement Date and continuing on the first day of each calendar month in advance during the Term, Tenant shall pay to Landlord, as Additional Rent, such amount as Landlord shall reasonably estimate to equal one-twelfth (1/12th) of Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes for the then current calendar and/or fiscal year, as applicable, which estimate shall be determined by multiplying Landlord’s estimate of each of the monthly Operating Expenses and Taxes by Tenant’s Share.

Section 8.04                            Year End Adjustment.  After the expiration of each calendar and/or fiscal year, Landlord shall deliver to Tenant one or more statements prepared by Landlord of Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes for such year showing in reasonable detail the calculation of Tenant’s Share of Operating Expenses and/or Tenant’s Share of Taxes for such calendar or fiscal year, as applicable (each, a “Statement”).  If on the basis of a Statement, Tenant owes an amount that is less than the estimated payments for such year with respect to Operating Expenses or Taxes previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) of Rental due from Tenant hereunder, of if the Term has expired or otherwise terminated (other than in connection with a Tenant default) and if no Rental shall be payable hereunder, Landlord shalt promptly pay such excess amount to Tenant.  If on the basis of a Statement, Tenant owes an amount that is more than the estimated payment for such year with respect to Operating Expenses or Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the Statements.  Tenant’s Share of Operating Expenses and Tenant’s Share of Taxes shall be prorated for any partial month or partial Lease Year occurring in the Term.  The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent payable by Tenant, or any credit to which Tenant may be entitled, shall survive the expiration or any sooner termination of the Term.  All sums payable by Tenant under this Article shall be collectible by Landlord in the same manner as-Base Rent.

Section 8.05                            Audit Rights. Any statement of Tenant’s Share of Operating Expenses sent to Tenant shall be conclusively binding upon Tenant unless, Tenant shall:  (a) timely pay to Landlord the amount set forth in such Statement, without prejudice to Tenant’s right to dispute the same, and (b) within sixty (60) days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the particular respects in which such Statement is claimed to be incorrect (the “Dispute Notice”).  If Tenant shall timely pay all amounts in a Statement and shall timely deliver a Dispute Notice to Landlord, the parties shall meet in good faith and attempt to resolve the dispute.  If the parties shall not be able to resolve such dispute (Tenant being required to give Landlord reasonable opportunity to substantiate the accuracy of the Statement being disputed by Tenant), then, provided Tenant shall have theretofore timely paid to Landlord the amount shown to be due to Landlord on the disputed Statement, Tenant shall have the right, during reasonable business hours and upon not less than ten (10) business days prior written notice, to have its accountants and/or auditors inspect the relevant portion of Landlord’s books and records.  Tenant shall have sixty (60) days from the giving of the foregoing notice to audit, at Landlord’s offices, Landlord’s books and records for the applicable year concerning the Operating Expenses in dispute, but only to the extent reasonably necessary to verify such disputed Operating Expenses, subject to the following conditions:  (i) there is no uncured default under this Lease; (ii) the audit shall be performed by an independent certified public accounting firm of recognized national or regional standing; (iii) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (iv) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (v) the audit shall be conducted where Landlord maintains its books and records and shall not interfere with the conduct of Landlord’s business; and (vi) Tenant shall (and shall cause its accounting firm to) treat any information learned or observed in connection with the audit confidential and Tenant shall (and shall cause its accounting firm to) execute a confidentiality agreement for Landlord’s benefit in form reasonably acceptable to Landlord prior to commencing the audit. In the event Tenant’s accountants and/or auditors dispute the correctness of any Statement and specify in writing the particular respects in which the Statement is claimed to be incorrect, the parties shall meet in good faith and attempt to resolve the dispute and Tenant shall give Landlord reasonable opportunity to substantiate the accuracy of the Statement being disputed by Tenant.  This Section 8.05 shall not be construed, to limit, suspend or abate Tenant’s obligation to pay Rental when due, including estimated Operating Expenses pending resolution of any dispute.  Landlord shall credit any overpayment of Operating Expenses determined by the final approved audit report against the next Rental due and owing by Tenant or, if no further Rental is due, promptly refund such overpayment of Operating Expenses directly to Tenant.  Similarly, Tenant shall pay Landlord any underpayment of Operating Expenses determined by the final approved audit report within thirty (30) days of determination.  If Tenant does not elect to audit the Operating Expenses for any year as herein expressly set forth, the Operating Expenses for the applicable year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.  The fees and expenses of any such audit shall be borne by Tenant, unless Landlord’s charges are found to be overstated for the applicable year by more than five percent (5%), in which case Landlord shall bear the costs of the audit.  In no event shall Tenant have the right to audit Landlord’s books and records more than once during any twelve (12) month period, nor shall any assignee or subtenant of Tenant have any right to perform such an audit.

Section 8.06                            Calculation of Charges.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and Additional Rent (including Operating Expense payments) by Tenant is commercially reasonable.

ARTICLE 9
UTILITIES

Section 9.01                            Utilities.  Tenant shall arrange to obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Premises, including gas and electric, together with all fees, charges, deposits and assessments related to the hook-up, furnishing, consumption, maintenance and installation of all utilities or services and any meters measuring the same (collectively, “Utilities”) attributable or serving the Premises whether located inside or outside of the Premises.  Landlord shall have no obligation to provide any utilities or services to the Premises except to the extent expressly provided for in this Lease.  If any utilities or services are jointly metered within the Building, such as water/sewer and common area electric, Tenant shall be billed an amount equal to Tenant’s Share as part of Operating Expenses for the same pursuant to Article 8.  Tenant shall not install or utilize any equipment which may exceed or overload the capacity of any Utilities furnished or servicing the Premises or the Building.  All work performed by Tenant under this Section shall be deemed Tenant’s Changes and shall be subject to Article 12 herein.  Landlord shall have no liability to Tenant or any other party for any inadequacy, cessation, or interruption of any utilities and may temporarily suspend service of the heating, plumbing, and electric systems, when necessary, by reason of accident or emergency or an Unavoidable Delay, or for repairs, alterations, replacements or improvements which in Landlord’s sole judgment are desirable or necessary without the same constituting an eviction of Tenant in whole or in part, and the Rental shall not abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise.

Section 9.02                            Sprinklers.  Tenant shall be responsible at its cost for the installation, maintenance, operation, repair and replacement of the sprinkler system (and all components thereof) serving the Premises in compliance with applicable Laws.  If, in Landlord’s discretion, Landlord shall elect to maintain same in writing, Tenant shall pay to Landlord, as Additional Rent hereunder, Landlord’s costs of any sprinkler system maintenance contract for the Building together with any taxes, permit and inspection costs, testing, and any other expenses incurred with respect to the sprinkler system during the Term within fifteen (15) days of billing therefor by Landlord, provided, that such contribution by Tenant shall not derogate from Tenant’s obligations under this Section with respect to the sprinkler system serving the Premises.  Notwithstanding anything contained herein to the contrary, if any governmental authority requires or recommends the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system (collectively, “Sprinkler Alterations”), or if any such Sprinkler Alterations become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by the applicable authority or by any insurer, Tenant shall, at Tenant’s expense, promptly make such Sprinkler Alterations, whether the work involved shall be structural or non-structural in nature and shall be responsible for any increased costs incurred by Landlord with respect to the Sprinkler Alterations.

ARTICLE 10
PARKING

Tenant shall be entitled to the exclusive use of the parking spaces in the parking area serving the Building, at no additional cost to Tenant, provided that such use complies with all applicable Laws and Insurance Requirements and all rules and regulations that may be imposed by Landlord.  No parking shall be permitted on any of the streets or roadways located within the Property, if any.  Tenant acknowledges that all parking is in non-secured areas and that Landlord shall not provide any security for the same during the Term.  Accordingly, Tenant hereby acknowledges that Tenant shall use the parking areas at its own risk and hereby releases Landlord and its agents from any liability arising from any damage or injury incurred by Tenant, or its employees, customers and/or invitees, arising from their use of the parking areas.

ARTICLE 11
MAINTENANCE AND REPAIRS

Section 11.01                     Landlord’s Obligations.  Landlord shall: (a) keep in good working order and repair the exterior grounds and landscaping, façade and roof of the Building, the base building systems (i.e., the base Building plumbing, drainage, sewer, and electrical equipment), and the foundation and other structural elements of the Premises, (b) provide reasonable and customary snow removal services to the Building and (c) replace the five (5) existing rooftop heating, ventilation and air conditioning (“HVAC”) units with new building standard HVAC units (the “HVAC Unit Replacement”), as required; provided, however, that, notwithstanding anything to the contrary contained herein, Landlord shall not be required to make any repairs or replacements caused by the acts or omissions of Tenant, or its agents, employees, licensees, sublessees, invitees or contractors or resulting in connection with Tenant’s Changes; it being agreed that such repairs and replacements shall be performed by Tenant at Tenant’s cost (or, at Landlord’s election, by Landlord, at Tenant’s cost).  The costs of Landlord’s performance pursuant to Section 11.01(a) and Section 11.01(b) shall constitute Operating Expenses (subject to the express limitations contained in Article 8 hereof).  Landlord shall not be required to make any other improvements or perform any other repairs of any kind upon the Premises or the Building and appurtenances.

Section 11.02                     Tenant’s Obligations.  Except as otherwise expressly set forth in Section 11.01  above, Tenant, at Tenant’s sole cost, shall keep and maintain in first class appearance, safe order, condition and repair the Building and every part thereof, including, without limitation all doors, door frames, door checks, other entrances, windows, window frames, glass and any security grill, electrical, heating and air conditioning systems and units (except as otherwise expressly set forth herein), whether or not any such units are located outside the Premises including any roof top HVAC units, plumbing, sewage, life safety systems, security, sprinkler systems, fire alarm systems, and any other mechanical or other Building systems serving the Premises, wall and floor coverings, ceilings, and Tenant’s Changes, and, except as otherwise expressly set forth in Section 11.01, shall perform all preventative maintenance and make all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, required to be made in and to the Building and the Premises.  Tenant, at its sole cost, shall secure from a licensed and reputable HVAC contractor a service and maintenance contract for the HVAC system or units serving the Premises and acceptable to Landlord.  Upon Landlord’s request, Tenant shall procure at its cost an annual written report of the condition thereof and deliver the same to Landlord.  The securing of such service contract by Tenant shall not relieve Tenant of its obligation to maintain and repair such equipment as above provided.  The term “repair” as used herein shall include replacements and/or renovations, when necessary.  Tenant shall surrender the Premises at the expiration of the Term broom clean and in as good condition as when Tenant’s Work was completed or in such better condition as the Premises may be put during the Term, excepting only deterioration caused by ordinary wear and tear.

ARTICLE 12
TENANT’S CHANGES

Section 12.01                     Tenant’s Changes.  “Tenant’s Changes” shall mean any and all alterations, installations, additions or improvements made or to be made by or on behalf of Tenant, and shall include Tenant’s Work.  “Structural or Exterior Changes” shall mean any and all Tenant’s Changes which (a) affect the exterior of the Premises or are visible from outside the Premises, or (b) affect the structure of the Premises or any of its outer walls, any of its inner walls or columns which are load bearing, its foundation or roof, or (c) affect any of the building or service systems located in the Premises or the Building, including, without limitation, the mechanical, electrical, heating, ventilating and air-conditioning, plumbing, sprinkler and other service systems.  “Cosmetic Changes” shall mean any Tenant’s Changes to the interior of the Premises of a purely cosmetic or decorative nature (i.e., wall, floor and ceiling coverings and window treatments) that do not require a building permit or any similar authority, license or permit under applicable Laws provided that (i) the aggregate cost of such Cosmetic Changes will not exceed $150,000.00 in any one instance (or in any series of instances effectuating a single alteration plan), (ii) Landlord shall have received, at least ten (10) days prior to the commencement of the Cosmetic Changes, notice of performance of the same and the identity of the contractors performing the Cosmetic Changes (together with certificates of insurance required to be maintained by such contractors), which contractors shall be subject to the reasonable approval of Landlord, and (iii) the terms, conditions and provisions of this Lease regarding Tenant’s Changes are otherwise fully complied with.

Section 12.02                     Requirements.

(a)                                 Tenant shall obtain Landlord’s prior written consent to any Tenant’s Changes that are not Cosmetic Changes, which consent with respect to Tenant’s Changes which are not Structural or Exterior Changes shall not be unreasonably withheld, conditioned or delayed.  As a condition to obtaining Landlord’s consent to any Tenant’s Change that requires Landlord’s consent, Tenant shall deliver to Landlord detailed drawings, plans and specifications for the proposed Tenant’s Changes together with other information reasonably requested by Landlord in connection therewith.

(b)                                 All Tenant’s Changes shall be performed pursuant to the following terms and conditions:

(i)                                     Tenant, at its expense, shall obtain all necessary permits and approvals required under applicable Laws for Tenant’s Changes (both as a condition to performance and in connection with final sign offs and inspections) (collectively, the “Approvals”) prior to commencement of any Tenant’s Changes and upon completion of any Tenant’s Changes, as applicable. Landlord may obtain all necessary Approvals (and complete at Tenant’s expense any work required in order to obtain them) at Tenant’s expense upon Tenant’s failure to obtain the same;

(ii)                                  Tenant shall perform Tenant’s Changes strictly in accordance with full plans and specifications previously approved by Landlord pursuant hereto (to the extent a permit, license or other certificate is required under applicable Laws for the performance of such Tenant’s Changes) in a good and workmanlike manner in compliance with all applicable Laws and the reasonable rules adopted by Landlord for construction in the Building from time to time;

(iii)                               Tenant shall perform Tenant’s Changes using licensed and reputable contractors approved by Landlord in advance (which approval shall not be unreasonably withheld, conditioned or delayed by Landlord);

(iv)                              Prior to the commencement of any Tenant’s Changes, Tenant shall, at its sole cost, carry and deliver evidence to Landlord of additional insurance required under Article 14 and all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including, without limitation, notices of non-responsibility, performance bonds, and funded construction escrows;

(v)                                 Tenant shall obtain lien waivers from all contractors, laborers and materialmen and shall discharge or bond, in accordance with the provisions of Section 12.04, any liens filed against the Premises, the Building or the Property;

(vi)                              In no event shall any Tenant’s Changes result in the reduction of any environmental rating for the Building or the Property which may now or hereafter be made, such as made pursuant to LEED, Green Globes or Energy Star;

(vii)                           Tenant shall pay to Landlord, within ten (10) business days of request therefor, the reasonable out-of-pocket costs incurred by Landlord in connection with any of Tenant’s Changes including costs of Landlord’s review of Tenant’s drawings and specifications for Tenant’s Changes.  No review or approval by Landlord of Tenant’s plans and specifications shall constitute any representation or warranty by Landlord as to the adequacy, correctness, efficiency, compliance with Laws or any other aspect of such drawings and specifications;

(viii)                        Tenant shall hold harmless, indemnify and defend Landlord from and against any and all Liabilities arising from or relating to Tenant’s Changes; and

(ix)                              If Tenant shall need to make any roof penetrations whatsoever to the Building in connection with Tenant’s Changes, and if Landlord shall approve same, Tenant shall utilize Landlord’s roofing contractor at Tenant’s expense in order to preserve Landlord’s roof warranty.

Section 12.03                     Removal.  All Tenant’s Changes shall, unless Landlord elects otherwise in writing at any time prior to the expiration of the Term, become the property of Landlord, and shall be surrendered with the Premises, at the expiration or sooner termination of the Term of this Lease.  Notwithstanding the foregoing, Tenant may, at the time that Tenant submits plans and specifications for any Tenant’s Changes to Landlord for Landlord’s approval, request in writing that Landlord waive its right to compel Tenant to remove the Tenant’s Changes identified on such plans and specifications.  If Landlord waives its right to compel Tenant to remove such Tenant’s Changes, in whole or in part, Landlord shall notify Tenant at the time of Landlord’s approval of such plans and specifications of those Tenant’s Changes which Tenant may be required to remove in accordance with the terms of this Article prior to the expiration or earlier termination of the Term of this Lease and Tenant shall upon such expiration or earlier termination of the Term, unless instructed otherwise by Landlord, be required to remove only such Tenant’s Changes specified in Landlord’s notice.  Subject to the terms of the preceding sentence, any Tenant’s Changes which Landlord shall designate shall be removed by Tenant prior to the expiration or earlier termination of this Lease, together with all of Tenant’s wiring, cabling and conduits serving the Premises, and Tenant, at its expense, shall repair any damage to the Premises and the Building caused by such removal.  In addition, prior to the expiration or termination of this Lease, Tenant shall remove all of Tenant’s Property from the Building and shall repair and restore in a good and workerlike manner to original condition existing on the Commencement Date (reasonable wear and tear excepted) any damage to the Property caused by the removal of Tenant’s Property.  Any Tenant’s Property and/or Tenant’s Changes that are not removed by the last day of the Term or the earlier termination of this Lease shall be deemed abandoned and Landlord shall have the right to take legal title to same, or to dispose of same, at Tenant’s cost, without further notice to Tenant.  Notwithstanding anything to the contrary contained herein.  Landlord, at Landlord’s option, exercised by notice given prior to the Expiration Date or any sooner termination of the Term, may require Tenant to leave all cables, wiring and conduits installed as Tenant’s Changes, in which event all such cables, wiring and conduits shall remain in the Premises and the Building and become the property of Landlord, at no cost and expense to Landlord.

Section 12.04                     Liens.  Tenant shall promptly pay all persons or entities furnishing labor or materials in connection with Tenant’s Changes and shall not permit any liens to be filed against the Premises, the Building, the Property or any portion thereof.  Tenant shall immediately cause any lien to be vacated and canceled of record within thirty (30) days after the filing thereof in a manner reasonably satisfactory to Landlord; provided that in the event of a bonafide dispute, Tenant may bond over such lien to discharge same or to remove same from title in satisfaction of this requirement in a manner reasonably acceptable to Landlord.  If Tenant has not so removed said lien, then, Landlord, in addition to any other of its rights or remedies hereunder, may, hut shall not be obligated to, vacate or release such lien, whereupon Tenant shall pay to Landlord, on demand, all sums incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees, together with interest thereon at the Default Rate from the date incurred until the date paid.

Section 12.05                     Close Out Requirements.  Promptly following the substantial completion of any Tenant’s Changes, Tenant shall submit to Landlord:  (a) final, “as-built” plans for the Premises showing all such Tenant’s Changes and demonstrating that such Tenant’s Changes were performed substantially in accordance with plans and specifications approved by Landlord in a format reasonably requested by Landlord; (b) an itemization of Tenant’s total construction costs, detailed by contractor, subcontractors, vendors and materialmen; bills, receipts, lien waivers and releases from all contractors, subcontractors, vendors and materialmen; architects’; and (c) Tenant’s certification of completion, payment and acceptance, and all governmental approvals and confirmations of completion for such Tenant’s Changes.

Section 12.06                     Labor Harmony.  Tenant shall not, at any time prior to or during the Term hereof, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in or for the Premises, whether in connection with any Tenant’s Changes or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building or the Property by Landlord, Tenant or others.  In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building or the Property immediately.

Section 12.07                     Coordination.  Upon Landlord’s demand, Tenant shall from time to time pay Landlord as Additional Rent a fee established by Landlord for any supervisory, administrative and/or coordination services that Landlord may (but shall not be obligated to) perform in connection with any of Tenant’s Changes.

ARTICLE 13
SIGNS

Tenant shall not install, affix or erect any sign, plaque, lettering, banner or pendant on the exterior of the Building, or the Premises without Landlord’s prior written consent and otherwise subject to obtaining all necessary permits and approvals including those required by applicable Laws at Tenant’s expense.  Notwithstanding the foregoing, Landlord hereby approves the relocation of the existing sign from outside the building at 2055 Global Way to the Building (the “Existing Sign”), subject to applicable Laws, permits and approvals and the terms of this Lease.  Any changes or replacements to any signage also require Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed if such replacement is substantially comparable to the Existing Sign, subject to applicable Laws, permits and approvals and the terms of this Lease.  Any request by Tenant for Landlord’s consent hereunder shall include detailed plans and specifications of the proposed signage, which shall include color, illumination, copy, material, etc.  Tenant shall maintain all of its signs in good condition and repair during the Term.  Upon vacating the Premises, Tenant shall remove all of its signs and repair any damage caused by such removal.  Any signs placed by Tenant in violation of this Article may be removed by Landlord at Tenant’s cost upon five (5) business days prior notice and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof.

ARTICLE 14
INSURANCE AND INDEMNITY

Section 14.01                     Tenant’s Insurance.

(a)                                 Tenant covenants and agrees that from and after the Commencement Date (or the date of early access or delivery of the Premises to Tenant if earlier), and at all times during the Term of this Lease and any renewal thereof, if applicable, Tenant, at its sole expense, shall obtain and keep in force the following insurance:

(i)                                     “All Risk” insurance insuring all Tenant alterations and improvements, including without limitation, Tenant’s Work, Tenant’s interest in the Premises and all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, signs, supplies and all other personal property (collectively, “Tenant’s Property), leasehold improvements and Tenant’s Changes in an amount equal to the full replacement value; it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;

(ii)                                  Business Interruption insurance in an amount at least equal to the rental value of the Premises for at least twenty-four (24) months (that is, the aggregate amount of all Rent and other consideration pay able under this Lease by Tenant);

(iii)                               Commercial general liability insurance written on an occurrence basis including personal injury, bodily injury, broad form property damage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant’s indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000.000 inclusive per occurrence and $2,000,000 per location annual aggregate, or such higher limits as Landlord may require from time to time during the Term and such insurance policies will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry and will not be subject to a deductible and umbrella liability insurance in excess of the underlying coverage listed in herein, with limits of not less than $10,000,000 per occurrence/$10,000,000 aggregate;

(iv)                              Worker’s Compensation and Employer’s Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable Law;

(v)                                 in the event Tenant performs any Tenant’s Changes or repairs in the Premises, Builder’s Risk insurance on an “All Risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Property and all materials and equipment in or about the Premises;

(vi)                              Auto Liability Insurance for owned, hired, or non-owned vehicles with a limit of liability not less than $1,000,000 combined limit for bodily injury and property damage; and

(vii)                           any other form or forms of insurance or any changes or endorsements to the insurance required herein, consistent with that of comparable buildings, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require, from time to time, in form or in amount.

(b)                                 The insurance required in this Article 14 above shall be subject to the following provisions:

(i)                                     Tenant shall have the right to include the insurance required by this Section 14.01 under Tenant’s policies of “blanket insurance,” provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and further provided that Tenant delivers to Landlord a certificate specifically stating that such coverages apply to Landlord, the Premises, the Building and the Property.

(ii)                                  All such policies of insurance or certificates thereof shall name Landlord, Landlord’s manager, and all mortgagees and lessors of Landlord, of which Tenant has been notified, including without limitation, the parties specified on Exhibit B annexed hereto and made a part hereof, as additional insureds, all as their respective interests may appear.  All insurance required under this Section 14.01 shall be issued by such good and reputable insurance companies acceptable to Landlord and qualified to do and doing business in the State of Kentucky and having a rating not less than A:VIII as rated in the most current copy of A.M. Best’s Insurance Report in a form satisfactory to Landlord.

(iii)                               Tenant shall deliver to Landlord certificates with copies of insurance policies, together with satisfactory evidence of payment of premiums for such policies, simultaneously with delivery of execution counterparts of this Lease to Landlord and, with respect to renewals of such policies, not later than five (5) days prior to the end of the expiring term of coverage.  All policies of insurance shall be primary and non-contributory.

(iv)                              All policies and certificates shall (A) contain an agreement by the insurers that the policies will not be invalidated as they affect the interests of Landlord and Landlord’s mortgagees by reason of any breach or violation of warranties, representations, declarations or conditions contained in the policies and (B) include a clause or endorsement denying the insurer any rights of subrogation against Landlord.  Tenant shall notify Landlord and any mortgagee or lessor of Landlord in writing, by certified U.S. mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation, including cancellation for nonpayment of premium, or other termination thereof or change therein.

(c)                                  If Tenant shall hire or bring a contractor onto the Premises or the Property to perform any Tenant’s Changes or other work, Tenant agrees to have a written agreement with such contractor whereby it will be required to carry the same insurance coverages for Commercial General Liability, Auto and Worker’s Compensation and Employer’s Liability insurance required pursuant to this Section 14.01.  Tenant shall also require that such contractors insurance meet the additional terms as required of Tenant herein with regards to adding Landlord and Landlord’s manager and mortgagee(s) as additional insureds, maintaining primary and non-contributory coverage, waiving all rights of recovery and subrogation, and making certificates of insurance available as evidence of all policies during the term of their work and in advance of all applicable renewals.

(d)                                 Landlord shall not be required to carry insurance of any kind on Tenant’s Changes or Tenant’s Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any property insurance policies carried by Landlord.

(e)                                  Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises, the Building or the Property, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises, the Building or the Property, and Tenant shall comply with all requirements and regulations of Landlord’s casualty and liability insurer.  If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease.  In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

(f)                                   Landlord shall take all reasonably prudent measures and safeguards to prevent any injury, loss or damage to persons or property in the event of an incident in the Premises.

(g)                                  Landlord shall not be liable for any injury or damage to persons or property resulting from unknown fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or the Property or from the pipes, or caused by dampness or mold, vandalism, theft, malicious mischief, operations in the construction of any private, public or quasi-public work, any latent defect in the Building or in the Premises, any temporary closing or darkening of any windows of the Premises or any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to above or by any other cause of whatever nature, except to the extent of Landlord’s gross negligence or willful misconduct.  Tenant shall take all reasonably prudent measures and safeguards to prevent any injury, loss or damage to persons or property in the event of an incident in the Premises.

(h)                                 Any insurance limits required by this Lease are minimum limits only and not intended to restrict the liability imposed on Tenant or any contractor for work performed under the contract or otherwise.

Section 14.02                     Landlord’s Rights.  If Tenant fails to maintain any insurance required under this Lease, or fails to carry any other insurance required by Laws and such failure is not cured by Tenant within five (5) days of written notice thereof by Landlord, Landlord may (but without obligation to do so), and without further notice, procure such insurance and pay the premiums therefor on Tenant’s behalf, in which event Tenant shall pay to Landlord, as Additional Rent, all reasonable costs or expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the date incurred until the date paid. Tenant shall not use the Premises in a manner which will in any way impair or invalidate any policy of insurance covering the Premises or the Building.  Tenant shall pay upon demand, as Additional Rent, any increase in premiums for insurance Landlord may reasonably elect to carry on the Premises or the Building, resulting from the Permitted Use or Tenant’s manner of use of the Premises.

Section 14.03                     Waiver of Subrogation.  Notwithstanding anything to the contrary contained in this Lease, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and both parties hereto shall obtain such clause, provided that such a clause can be obtained without additional premiums.  The waiver set forth in this Section 14.03 shall be in addition to, and not in substitution for, any other waivers, indemnities or exclusions of liability set forth in this Lease. This Article 14 shall survive the expiration or earlier termination of this Lease.

ARTICLE 15
CASUALTY

Section 15.01                     Restoration.

(a)                                 If the Premises shall be partially or totally damaged or destroyed by fire or other casualty (a “Casualty”), Tenant shall immediately notify Landlord of the details of the Casualty and, if this Lease is not terminated pursuant to the provisions of this Article, Landlord shall promptly repair and restore the exterior walls and the roof and structural support columns of the Premises and the gas, electric, water and sanitary lines, if any, servicing the Premises up to the point of connection thereto to substantially the condition existing on the Commencement Date (subject to this Article) solely to the extent of the net insurance proceeds therefor paid to Landlord under Landlord’s property damage insurance policy covering the Premises or the Building and otherwise made available by Landlord’s mortgagee, plus the amount of any deductible.  In no event shall Landlord be required to repair or replace any Tenant’s Changes (including Tenant’s Work), or Tenant’s Property.

(b)                                 If this Lease is not terminated by Landlord or Tenant pursuant to the provisions of this Article, then promptly after completion of Landlord’s restoration work, Tenant shall, at its sole cost, repair and restore Tenant’s Changes (including Tenant’s Work), and Tenant’s Property and perform all repairs and restoration not required to be performed by Landlord in a manner and to a condition at least equal to that existing prior to the Casualty and recommence the operation of Tenant’s business in the Premises.  All restoration work performed by or on behalf of Tenant shall be deemed to be Tenant’s Changes and shall be performed in accordance with Article 12 herein.  Notwithstanding anything to the contrary contained herein, any restoration work that would be considered a Structural and Exterior Change or is located outside the Premises but is Tenant’s responsibility to restore under this Lease such as any loading dock shall be performed by Landlord at Tenant’s expense, and Tenant shall, within ten (10) days after Landlord’s request therefor, shall deliver the funds necessary to perform such restoration work, as determined by Landlord in its reasonable judgment.

Section 15.02                     Termination Rights.

(a)                                 If (i) the Premises shall be totally or substantially damaged or rendered wholly or substantially untenantable by a Casualty and Landlord elects not to restore the same, (ii) the Building shall be so damaged that Landlord determines that substantial alteration or reconstruction of the Building or the Premises shall be required, (iii) any mortgagee shall require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, then Landlord may terminate this Lease upon written notice to Tenant.

(b)                                 If the Premises are substantially damaged by a Casualty or are rendered substantially untenantable thereby, and if Landlord shall not elect to terminate this Lease pursuant to Section 15.02(a) above, Landlord shall, within seventy-five (75) days following the Casualty, cause its contractor or architect to give written notice to Tenant of the date by which the restoration of the Premises shall be substantially completed (the “Estimated Restoration Date”).  If such notice shall indicate that the Estimated Restoration Date shall not occur within one hundred eighty (180) days following the receipt of the insurance proceeds (the “Restoration Date”), then Tenant may terminate this Lease by giving notice to Landlord not later than fifteen (15) days after receiving such notice and in such event this Lease shall terminate on the date specified in Tenant’s notice for the termination of this Lease (which date shall not be more than thirty (30) days after the giving of such notice).  If Tenant shall not so elect to terminate this Lease, but Landlord shall thereafter fail to substantially complete the restoration of the Premises on or before the Restoration Date (subject to Unavoidable Delays), Tenant may terminate this Lease by giving written notice to Landlord at any time within thirty (30) days following the Restoration Date but prior to Landlord’s actual delivery of the Premises to Tenant in substantially complete condition.  In addition, if the Premises are substantially damaged by a Casualty or are rendered substantially untenantable thereby during the last year of the Term, and balance of the Term remaining after the Estimated Restoration Date is estimated to be less than six (6) months, either Landlord or Tenant may terminate this Lease upon thirty (30) days prior written notice to the other party.

Section 15.03                     Rent Abatement.  If the Premises shall be partially or totally damaged by a Casualty, Base Rent and Additional Rent for Taxes and Operating Expenses shall be abated in proportion to that portion of the Premises rendered untenantable by the Casualty and thereafter actually not used by Tenant for the conduct of its business, such abatement to commence on the date of the Casualty and to continue until the earlier date of substantial completion of Landlord’s restoration work described in this Article.  No abatement shall occur if Tenant continues to use the damaged area.  If the Premises or any other portion of the Building is damaged by Casualty resulting from the fault or negligence of, through or under Tenant or any of Tenant’s agents, employees, invitees, assignees or sublessees, the Base Rent and Additional Rent for Taxes and Operating Expenses shall not be abated during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such costs and expenses are not covered by insurance proceeds.  No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from or relating to any Casualty or restoration work relating thereto.

Section 15.04                     Express Agreement.  The provisions of this Article 15 shall be considered an agreement of the parties governing in the event of any damage to or destruction of the Premises by a Casualty, and any Laws now or hereinafter in effect providing for such a contingency in the absence of an express agreement shall have no application.

ARTICLE 16
EMINENT DOMAIN

Section 16.01                     Total and Partial Condemnation If the whole or substantially all of the Premises shall be taken by any public authority under the power of eminent domain or is conveyed in lieu or in settlement thereof (a “Taking”), then the Term shall cease on the date of the vesting of title, and any Rental paid in advance of such date shall be refunded to Tenant.  If the part of the Premises shall be so acquired or condemned then, except as otherwise expressly provided in this Article, this Lease shall continue in force and effect.  If there is a Taking of only part of the Building or the Premises and if the part so acquired or condemned shall contain more than twenty-five (25%) percent of the total area of the Premises or the Building, as applicable, immediately prior to the Taking, or if by reason of such Taking, Tenant no longer has reasonable means of access to the Premises (other than temporarily), either Landlord or Tenant, may at its option, give the other within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) day notice of termination of this Lease.  If any such notice of termination is given, this Lease shall end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date.

Section 16.02                     Abatement; Reward.  If neither party hereto shall terminate this Lease, Tenant shall continue in possession of the portion of the Premises not taken under the same terms and conditions as are herein provided, except that the Base Rent reserved herein and Tenant’s Share shall each be reduced in direct proportion to the amount of the Premises so taken.  All damages awarded for such Taking shall belong to Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Premises; provided, however, Tenant may file a separate claim for Tenant’s Property and moving expenses provided that same does not reduce the award which would otherwise be available to Landlord.

ARTICLE 17
ASSIGNMENT AND SUBLETTING

Section 17.01                     Assignment or Subletting.  Except as otherwise expressly provided for in this Article, Tenant covenants not to assign or transfer this Lease or to hypothecate or mortgage the same or sublet the Premises or any part thereof or interest therein (whether as a concession, franchise, license, or otherwise) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed subject to the express terms of this Article 17.  Neither this Lease nor any interest herein shall be assigned by operation of law or otherwise without the prior written consent of Landlord.  Sales or transfers aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant’s partnership interests (if Tenant is a partnership) or transfers aggregating fifty percent (50%) or more of the other ownership interests in Tenant (if Tenant shalt be a limited liability company or other legal entity) shall be deemed to be an assignment of this Lease.  Any assignment, subletting, transfer or other act prohibited under this Article shall be null and void and constitute a default under this Lease.

Section 17.02                     Tenant’s Notice.  If Tenant shall desire to assign this Lease or sublet all or any part of the Premises or any interest therein (each, a “Transfer”), Tenant shall, at least thirty (30) days prior to the effective date of any proposed Transfer, by written notice (“Tenant’s Notice”), furnish Landlord with (a) the name and address of the proposed subtenant, assignee or other transferee (each, a “Transferee”); (b) a description identifying the space to be sublet, if applicable; (c) the terms, conditions and consideration of the proposed Transfer; (d) the nature and character of the business of the proposed Transferee and its proposed use of the Premises;

(e) current financial information with respect to the proposed Transferee, including, without limitation, a current financial report (audited if available); and (f) any other information as Landlord may reasonably request with respect to the proposed Transferee.

Section 17.03                     Landlord’s Option.  Except with respect to the Transfers expressly referred to in Section 17.09 or Section 17.10 hereof, if the proposed Transfer is for all or substantially all of the remaining Term, Tenant’s Notice shall be deemed an offer from Tenant to Landlord whereby Landlord may, at its option, terminate this Lease (the “Recapture Right”) exercisable by delivery of written notice thereof to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s Notice.  If Landlord exercises its Recapture Right, then this Lease shall end on the date that such Transfer was to be effective or commence, as the case may be, and the Rental shall be paid and apportioned to such date.

Section 17.04                     Landlord’s Consent.  Upon Tenant’s compliance with the provisions of Section 17.02, if Landlord shall not exercise the Recapture Right, Landlord’s consent to the proposed Transfer shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:  (a) the proposed Transferee shall have a financial condition reasonably acceptable to Landlord; (b) the proposed Transferee shall have a good business reputation in Landlord’s reasonable opinion; (c) the Transferee proposes to use the Premises for the Permitted Use, or such other use as permitted by Laws that (i) would not violate or conflict with any restrictions or prohibitions then affecting the Building, and (ii) in Landlord’s reasonable opinion would be appropriate for the Building; (d) the proposed Transferee is not an entity who is then a tenant in the Building or an entity with which Landlord is then negotiating or within six (6) months has negotiated for space in the Building; (e) no Event of Default shall be continuing under this Lease either at the time Landlord’s consent to such Transfer is requested or on the effective date of the Transfer; (f) the proposed Transferee shall not be entitled to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of state in which the Property is located, and (g) the proposed Transferee shall deposit with Landlord such additional security as Landlord may reasonably request, including, without limitation, a guaranty by one or more of the principals of the proposed Transferee.

Section 17.05                     Approved Sublettings.  Tenant shall deliver to Landlord a copy of an executed counterpart of each sublease within five (5) days after the of its execution and as a condition to the effectiveness of such sublease, which sublease shall be in form and substance reasonably satisfactory to Landlord and shall contain the following provisions:  (a) the sublease term shall end not later than one (1) day prior to the Expiration Date, (b) the sublease is subject to all of the obligations of Tenant under this Lease, (c) the sublease specifically provides that there shall be no further subletting of the sublet premises or an assignment thereof, and (d) the sublease is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of a termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, succeed to all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, provided, however, that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be Subject to any offset not expressly set forth in such sublease which theretofore accrued to such subtenant against Tenant, (iii) be liable for any work, alterations, allowances or other concessions required to be performed or provided by Tenant as sublessor under such sublease, or

(iv) be bound by any previous prepayment of more than one month’s fixed rent under such sublease.

Section 17.06                     Approved Assignments.  Tenant shall furnish Landlord with a counterpart of each assignment within five (5) days of the date of its execution as a condition to the effectiveness of the assignment, which assignment shall be in form and substance reasonably satisfactory to Landlord.  No assignment shall be binding upon Landlord and no assignee shall take possession of the Premises or any part thereof (including, without limitation, a permitted assignee under Section 17.09, hereof) unless Tenant shall, concurrent with the delivery of an executed counterpart of such assignment, deliver to Landlord an agreement executed by the assignee, in form and substance satisfactory to Landlord and otherwise in appropriate form for recording, whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant under this Lease arising after the date of the assignment and further agrees that the provisions of this Article 17 shall continue to be binding upon such assignee with respect to all future assignments and transfers.

Section 17.07                     Landlord’s Costs.  Except for Transfers expressly described in Section 17.09, Tenant shall pay to Landlord, as Additional Rent, a $1,500.00 administrative fee for processing Tenant’s request plus a sum equal to Landlord’s reasonable costs incurred in connection with any proposed Transfer, whether or not consented to by Landlord, including, without limitation, reasonable attorneys’ fees and credit checks.  Such Additional Rent shall be payable by Tenant within ten (10) days after Landlord’s demand therefor and as a condition of Landlord’s consent to such Transfer.

Section 17.08                     Excess Consideration.  If Landlord consents to a proposed Transfer, fifty percent (50%) of the sums or other economic consideration received by Tenant as a result of such Transfer, whether denominated as rent or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease on a per square footage basis, plus the commercially reasonable costs incurred by Tenant in connection with such assignment or sublease for brokerage commissions and to pay for work performed by Tenant to prepare the Premises for initial occupancy by such Transferee, shall be payable to Landlord as Additional Rent under this Lease immediately upon such sums becoming payable to Tenant or to any subtenant or other person claiming by, through or under Tenant without affecting or reducing other obligations of Tenant hereunder.  The sums payable under this Section shall be paid to Landlord as and when payable to Tenant by the Transferee, as the case may be.

Section 17.09                     Corporate Transfers.  If Tenant is a corporation other than a Public Corporation (as hereinafter defined), the provisions of Sections 17.01 and 17.02 shall apply to a Transfer (by one or more Transfers) of a majority of the stock of Tenant as if such Transfer of a majority of the stock of Tenant were an assignment of this Lease, subject to the express terms of Section 17.10 below.  As used herein, the term “Public Corporation” shall mean a corporation whose stock is listed and traded on a nationally recognized stock exchange.

Section 17.10                     Permitted Transfers.  Notwithstanding anything to the contrary contained in this Lease, as long as the named Tenant or a Successor or Related Entity (both as hereinafter defined) of the named Tenant is the Tenant under this Lease, Tenant (or such

Successor or Related Entity, as applicable), may without Landlord’s consent, but upon not less than ten (10) days prior written notice to Landlord, permit a Successor or Related Entity of the named Tenant (or such Successor or Related Entity of the named Tenant, as applicable), to sublet all or a portion of the Premises or to take an assignment of this Lease for any of the purposes permitted to Tenant, subject however to compliance with Tenant’s obligations under this Lease, provided that:  (a) no Event of Default shall have occurred and be continuing, (b) prior to such subletting or assignment, Tenant furnishes Landlord with the name of any such Successor or Related Entity, as the case may be, and in the case of a Transfer to a Related Entity Tenant delivers to Landlord a certification of Tenant, and such other evidence that is reasonably satisfactory to Landlord, that such subtenant or assignee is a Related Entity, (c) the Successor or Related Entity, as the case may be, shall have a tangible net worth at least equal to the greater of: (i) the tangible net worth of Tenant on the date hereof and (ii) the tangible net worth of Tenant (or such Successor or Related Entity of Tenant, as applicable) immediately prior to the Transfer, and Landlord shall have been provided with evidence reasonably satisfactory to Landlord thereof, and (d) the transfer was made for a legitimate independent purpose and, if this Lease is being transferred, not merely for the purpose of transferring this Lease.  No such assignment or sublease shall be effective until a copy of the executed assignment, sublease or other applicable agreement has been delivered to Landlord and Tenant has established to Landlord’s reasonable satisfaction that the applicable provisions of this Article 17 are fully complied with.  Such subletting shall not be deemed to vest in any such Successor or Related Entity, as the case may be, any right or interest in this Lease or the Premises, nor shall any such subletting or assignment relieve, release, impair or discharge any of Tenant’s obligations hereunder.  Notwithstanding anything to the contrary contained herein, neither the Recapture Right nor Tenant’s obligation to share excess consideration with Landlord pursuant to the terms of Section 17.08 hereof shall apply to Transfers pursuant to Section 17.09 and Section 17.10.  As used herein, the following terms shall be defined as follows:

(i)                                     “Successor” shall mean (v) any entity into which Tenant is merged, or consolidated or which merges or consolidates into Tenant, (w) any person or entity which acquires all or substantially all of the assets or stock of Tenant, or (x) any person or entity which acquires a controlling interest in the stock or other ownership interests of Tenant, (y) a corporate entity constituting Tenant (other than a Public Corporation) following a Transfer of a majority of the stock or ownership interests of Tenant or (z) any successor pursuant to a Transfer in connection with a public offering of Tenant;

(ii)                                  “Related Entity” shall mean any partnerships, professional corporations, limited liability entities or other business entities (but not including governmental entities or authorities) which control, are controlled by, or are under common control with Tenant; and

(iii)                               “control” for purposes of this Article 17 shall mean (x) ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities or (y) the ability to direct the major business decisions of such entity without prior approval of Tenant’s shareholders, partners or other equity holders.

Section 17.11                     Tenant Remains Liable. Notwithstanding any Transfer, Tenant shall remain directly and primarily liable for the payment of the Rental due and to become due under this Lease and the terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed from and after the effective date of the Transfer for the balance of the Term.  The consent by Landlord to a Transfer shall not in any way be construed to relieve Tenant from its obligation to obtain the consent in writing of Landlord to any further Transfer.  If Tenant assigns, Transfers, mortgages or encumbers this Lease or any interest therein or sublets all or any portion of the Premises in violation of the provisions of this Article, or if the Premises are occupied by anyone other than Tenant, Landlord may collect rent from any such assignee, sublessee or anyone who claims a right to this Lease or who occupies the Premises, and Landlord may apply the net amount collected to the Rental, and no such collection shall be deemed a waiver by Landlord of any of the terms and conditions contained in this Article nor an acceptance by Landlord of any such assignee, sublessee, claimant or occupant as Tenant, nor be deemed to release Tenant from the further performance of all of Tenant’s obligations under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall indemnify and hold harmless and defend Landlord from and against any Liabilities arising from or relating to any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

ARTICLE 18
EVENTS OF DEFAULT

Section 18.01                     Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease whether the same occurs prior to or after occupancy by Tenant of the Premises:

(a)                                 Tenant shall fail to pay any installment of Base Rent or any Additional Rent when due and Tenant shalt fail to remedy such default within five (5) days after notice by Landlord to Tenant of such default; or

(b)                                 if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease (other than the covenants for the payment of Base Rent or Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days if Tenant (i) shall not, within thirty (30) days after being given such notice, advise Landlord in writing of Tenant’s intention duly to institute all steps necessary to remedy such situation, (ii) shall not, within thirty (30) days, institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord, nor to exceed sixty (60) days in the aggregate;

(c)                                  or if Tenant vacates, abandons or deserts the Premises (Landlord’s claim that Tenant has vacated, abandoned or deserted the Premises shall not be defeated solely because Tenant may have left all or any part of Tenant’s Property in the Premises); or

(d)                                 if Tenant, any parent or affiliate of Tenant, or any guarantor shall default in the performance of any term, covenant or condition on Tenant’s, such parent’s or affiliate’s or such guarantor’s part to be observed or performed under any other tease or license agreement with Landlord, or under any guaranty (as applicable) and such default shall continue beyond any grace period set forth in such other lease, license agreement or guaranty for the remedying of such default; or

(e)                                  if Tenant’s interest in this Lease shall devolve or pass to any person or entity whether by operation of law or otherwise except as expressly permitted under Article 17; or

(f)                                   any event described under Section 18.02; or

(g)                                  any death, disability or adjudicated incompetence of any individual surety or guarantor of this Lease, or any liquidation or dissolution of any corporate, partnership, limited liability company, or other business entity surety or guarantor of this Lease unless Tenant, within ten (10) days after such occurrence, shall provide a substitute guaranty from a substitute guarantor or other adequate security for the payment and performance of Tenant’s obligations, acceptable to Landlord in Landlord’s sole and absolute discretion.

Section 18.02                     Bankruptcy.  If the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant’s Property for the benefit of creditors or if a petition shall be filed by or against Tenant seeking to have Tenant adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law and such petition shall not be withdrawn and the proceedings dismissed within ninety (90) days after the filing of the petition, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of the pendency of such proceedings or appeal from such order, or if the petition shall not have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.  If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee, must also furnish “adequate assurances” of future performance under this Lease (as defined below).  “Adequate assurance” of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure.  “Adequate assurance” of future performance under this Lease means posting a deposit equal to three (3) months Base Rent, and all other charges payable by Tenant hereunder, such as the amounts pay able pursuant to Article 8, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Premises will not be detrimental to the other tenants in the Building, if any, or Landlord.  In reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or such debtor or trustee shall be deemed to have rejected and terminated this Lease.

ARTICLE 19
REMEDIES

Section 19.01                     Landlord’s Remedies.

(a)                                 If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

(i)                                     immediately (through its agents or otherwise) re-enter the Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or, to the extent permitted by applicable Laws, by force or otherwise (without being liable to indictment, prosecution or damages therefor), and repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any of its or their property and effects from the Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease or a waiver of the Event of Default;

(ii)                                  give to Tenant notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted shall terminate upon the expiration of said three (3) days with the same effect as if that day were the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord but Tenant shall remain liable as hereinafter set forth; and/or

(iii)                               relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the expiration of the Term of this Lease; at such rental and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.  Except and to the extent expressly provided in Section 19.01(e) below, Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability.  Landlord, at Landlord’s option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting, without affecting or relieving Tenant of any liability under this Lease.

(b)                                 Notwithstanding any termination of this Lease or termination of Tenant’s rights to possession, whether by summary proceedings or otherwise, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the installments of all Rental as if this Lease had not been terminated and as if Landlord had not entered and whether the Premises are relet or remain vacant in whole or in part, but if the Premises is relet by Landlord, Tenant shall be entitled to a credit in the net sum of rents received by Landlord in reletting after deduction of all expenses incurred in reletting the Premises, and in collecting such rents.  In no event shall Tenant be (i) entitled to receive any excess of net Rental received by Landlord in any reletting over the sums payable by Tenant to Landlord hereunder or (ii) entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any net Rental from a reletting except to the extent that such net Rental is actually received by Landlord prior to the commencement of such suit.

(c)                                  In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord’s expenses including reasonable attorney’s fees incurred, expenses of reletting, repairs, including, but not limited to, brokerage fees, costs of subdividing, renovation or alteration of the Premises and then to the payment of Rental due from Tenant hereunder, and Tenant shall remain liable for any deficiency.  If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

(d)                                 In lieu of the payments to be made to Landlord under subparagraph (b) above, Landlord shall, at its option, be entitled to recover from Tenant as and for liquidated damages with respect to any termination of this Lease, an amount equal to the Base Rent and the Additional Rent reserved hereunder, for the remainder of the Term had this Lease not been terminated.  In the computation of such damages, all such Rental payable hereunder after the date of termination shall be discounted from the date installments of Rental would be due hereunder if this Lease had not been terminated to the date of payment at the rate of one percent (1%) per annum.  In no event shall Tenant be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Base Rent in effect immediately prior to the date upon which this Lease and the term hereof shall have expired and come to an end or the date of re-entry upon the Premises by Landlord, as the case may be.

(e)                                  All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.  Notwithstanding anything contained in this Lease to the contrary, if this Lease shall terminate due to a Tenant default, Landlord shall use its reasonable efforts to lease the Premises; it being agreed that any such duty to lease the Premises shall be satisfied and Landlord shall be deemed to have used reasonable efforts to lease the Premises by doing the following:  (i) posting a “For Lease” sign on the Premises; (ii) advising Landlord’s leasing agent of the availability of the Premises; or (iii) advising at least one outside commercial brokerage entity of the availability of the Premises; provided, however, in no event shall Landlord be required to (v) give priority to the Premises over other premises owned or managed by Landlord or its affiliates, (w) agree to any lease terms that it deems to be unacceptable, (x) relet the Premises for less than market rent, (y) relet to a tenant (or for a use) which is not in keeping with the character of the Building, or (z) expend any monies to refurbish, renovate or build-out the space, as may be requested by a prospective tenant, unless Landlord, in its sole discretion, approves both the lease terms and the character and credit of such prospective tenant.  Except as otherwise expressly set forth in this Lease, nothing contained in this Article shall be deemed to limit, prevent or preclude Landlord from recovering from Tenant the maximum amount to which Landlord is entitled as damages by any statute or rule of law or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Article.

(f)                                   Tenant on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives any and all rights and privileges, insofar as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law, to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (ii) redeem the Premises, (iii) reenter or repossess the Premises, or (iv) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Leave and the term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted in their technical legal meanings.

(g)                                  If, on account of any breach or default by, through or under Tenant under this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant. Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  TENANT EXPRESSLY WAIVES ANY RIGHT TO:  (i) TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO; AND (ii) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.  Any action or claim to enforce or interpret the provisions of this Lease or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Premise, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Premises are located, and Landlord and Tenant irrevocably consent to personal jurisdiction in such State for purposes of any such action or claim.

ARTICLE 20
WAIVER

Tenant hereby waives (a) all right and privilege, under, or by mason of, any present or future Laws, to redeem the Premises or to have a continuance of this Lease for the Term after being dispossessed or ejected therefrom by process of law, and (b) any right to interpose any noncompulsory counterclaim in any summary action of proceeding brought by Landlord in connection with this Lease.  In addition, Tenant and Landlord hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant or tenant against Landlord, as the case may be, with respect to any matter whatsoever in connection with this Lease, or the use or occupancy of the Premises.

ARTICLE 21
INDEMNIFICATION

TENANT AGREES TO ASSUME ALL RISK OF LOSS OR DAMAGE TO ANY MACHINERY, EQUIPMENT, FIXTURES, AND OTHER PERSONAL PROPERTY BROUGHT ONTO THE PREMISES FOLLOWING THE DATE HEREOF.  Tenant shall indemnify, defend and hold Landlord and its managing agent and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective representatives, shareholders, members, officers, directors, partners, agents, trustees, consultants, servants, employees, successors and assigns (collectively, the “Landlord Indemnitees”) harmless from and against all Liabilities arising in connection with:  (a) any occurrence in, upon, around or at the Premises or the occupancy or use by, through or under Tenant of the Premises or any part thereof, (b) all acts, failures, omissions or negligence of Tenant, its agents, employees, contractors, sublessees and invitees which occur in the Premises, or outside of the Premises but anywhere within or about the Building or the Property or (c) any breach, violation or non-performance of any term, covenant or condition of this Lease on the part of Tenant to be performed and observed hereunder.  Tenant further agrees to indemnify, defend and hold harmless Landlord and the Landlord Indemnitees of and from all Liabilities in connection with or arising from any claims by any persons by reason of loss or life injury to persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to in the preceding sentence, except to the extent resulting from Landlord’s negligence or willful misconduct.  Tenant shall give prompt notice to Landlord of any occurrence within the Premises, the Building or the Property for which Tenant may be liable to Landlord.  Any indemnity contained in this Lease for the benefit of Landlord shall also be deemed to inure to the benefit of the other Landlord Indemnitees.  For the purpose hereof, the Premises shall include any loading dock or loading platform area allocated to Tenant’s use, if any, and any adjacent sidewalks.  Tenant expressly acknowledges that Landlord shall have no obligation whatsoever to provide any security services with respect to the Property or the Premises.  If Landlord or any Landlord Indemnitee shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole discretion, determine that it must intervene in such litigation Nation to protect its interests, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by such party in connection with such litigation.  The provisions of this Article shall survive the expiration or sooner termination of this Lease.

ARTICLE 22
ESTOPPEL & ATTORNMENT AND SUBORDINATION

Section 22.01                     Estoppel Certificates.  Within ten (10) business days after written request from Landlord. Tenant shall, without charge, deliver to Landlord for the benefit of such persons or entities as Landlord may request a duly executed and acknowledged certificate indicating:

(a) that this Lease is unmodified and in full force and effect, or, if there has been any modification, stating any such modification; (b) the Commencement Date and the Expiration Date; (c) that the Rental is paid currently without any off-set or defense thereto; (d) the dates to which the Rental has been paid, and the amount of Rental, if any, paid in advance; (e) whether or not there is then existing any claim of Landlord’s or, to Tenant’s knowledge, of Tenant’s default under this Lease and, if so, the nature thereof; and (f) any other reasonable matters.  Such certificate may be relied upon by Landlord and any of the named parties stated therein and said certificate shall be binding upon Tenant and its successors and assigns.  Tenant irrevocably agrees that if Tenant fails to execute and deliver an estoppel certificate within ten (10) business days as aforesaid, Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and such certificate shall be fully binding on Tenant.

Section 22.02                     Attornment.  If any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Premises, or if Landlord sells, conveys or otherwise transfers its interest in the Property or an portion thereof containing the Premises, or in the event the lessor under any ground or superior lease shall succeed to Landlord’s interests under this Lease, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.  Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of terms and conditions and covenants as are set forth in this Lease, except that the successor landlord shall not: (a) be liable for any previous act or omissions of Landlord under this Lease; (b) be subject to any offset not provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; and (c) be bound by any previous modification of this Lease not provided for in this Lease, or by any previous prepayment of more than one month’s Base Rent, unless such modification or prepayment shall have been approved in writing by the lessor of such superior lease or the holder of such mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

Section 22.03                     Notices to Lessors and Mortgagees.  In the event of any act or omission of Landlord which would give Tenant the right, immediately or upon notice, to terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to the holder of each mortgage and the lessor of each ground or superior lease whose name and address shall previously have been furnished to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in length be equal to the came less the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided, however that such period shall run consecutively (and not concurrently) with Landlord’s cure period.

Section 22.04                     Subordination.  This Lease shall to subordinate at all times to all covenants, restrictions, easements and encumbrances now or hereafter affecting the Property and to any ground or superior leases or mortgages that are now, or may hereafter be, placed upon the Premises (and any advances made thereunder), and to the interest thereon, and to all amendments, renewals, replacements and extensions thereof, provided, that the holder of such interest shall agree not to disturb Tenant absent an Event of Default hereunder, provided further, however, that any mortgagee may elect to have this Lease constitute a lien prior to its mortgage, and in the event of such election and upon notification by such mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of such mortgage.  The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by the holder of any ground or superior lease or mortgage.  Upon the request of Landlord, any ground or superior lessor or any mortgagee, Tenant shall execute whatever instruments may be reasonably required by Landlord, ground or superior lessor or mortgagee to carry out the intent of this Section (provided that such instrument contains the non-disturbance protection referenced above) and, in addition, shall execute and deliver such further instruments containing modifications of this Lease, so long as such modifications do not materially increase Tenant’s monetary obligations under this Lease or otherwise materially and adversely affect Tenant’s rights or privileges under this Lease.  Landlord shall obtain, at Tenant’s sole cost, a subordination, non-disturbance and attornment agreement on Landlord’s existing mortgagee’s standard form, provided that Tenant shall execute same within ten (10) days following receipt thereof.  Tenant shall pay all actual out-of-pocket legal and other costs incurred in connection with a non-disturbance agreement and/or non-disturbance protection promptly following Landlord’s demand therefor.

Section 22.05                     Remedies.  Tenant’s failure to execute and deliver any reasonable statements, certificates or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) days after written request so to do by Landlord, shall constitute a material breach of this Lease.

ARTICLE 23
CURING TENANT’S DEFAULTS

Landlord may, but shall not be obligated to cure, at any time, after the expiration of any applicable notice or cure periods (or immediately in the event of an emergency, without prior notice to Tenant), any default by Tenant under this Lease; and whenever Landlord so elects, all of Landlord’s Expenses (hereinafter defined) shall be paid by Tenant to Landlord on demand, and shall be recoverable as Additional Rent and shall include, without limitation, reasonable attorneys’ fees and disbursements together with a ten (10%) percent administrative charge on the amount of Landlord’s Expenses so incurred.  “Landlord’s Expenses” shall mean all costs, expenses and disbursements of every kind and nature whatsoever incurred by Landlord in connection with any performance by it for the account of Tenant, including, without limitation, reasonable attorneys’ fees, involved in collecting or endeavoring to collect the Rental or any part thereof not paid when due or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to Laws, including without limitation, any cost, reasonable expense and disbursement involved in re-entering the Premises, instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided, furnished, or rendered, by Landlord or at its instance to Tenant (all of which expenses shall constitute items of Additional Rent) or any insurance policies or service contracts procured or maintained by Landlord to comply with Tenant’s obligations under this Lease.

ARTICLE 24
ACCESS

Upon prior reasonable notice (which may be oral or telephonic), except in cases of emergency, in which case no notice shall be required, Tenant shall permit Landlord or its agents may enter the Premises at all reasonable times to examine the same and to show them to prospective purchasers or mortgagees and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises and/or the Building (including, without limitation, such measures as maybe necessary or desirable to cure Tenant’s default as provided for herein) and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the Rental shall not abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord may, at reasonable times upon reasonable written notice during the twelve (12) months prior to the Expiration Date, exhibit the Premises to prospective tenants and post therein “for let” signs visible from the exterior of the Premises which Tenant shall not remove.  Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business by virtue of the foregoing.  At Tenant’s request and provided that Tenant shall make a representative available upon request, Landlord shall be accompanied by a representative of Tenant when Landlord or its agents are in the Premises.  Landlord shall be permitted to enter the Premises without notice and at all times in connection with an emergency.

ARTICLE 25
TENANT’S PROPERTY

Tenant shall be responsible for, and shall pay, prior to delinquency, any and all taxes, assessments, levies, fees and other governmental charges of every kind or nature (collectively “Charges”) levied or assessed by and municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to (a) the Premises or any leasehold interest therein, or any use thereof, including, without limitation, any use and/or occupancy tax, (b) all of Tenant’s Property, and (c) all or any portion of the Rentals payable by Tenant to Landlord; irrespective of whether any such items described in clauses (a) through (c) above are assessed as Tenant’s real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant.  If at any time during the Term any of such Charges are not levied and assessed separately and directly to Tenant (for example, if the same are levied or assessed to Landlord, or upon or against the Building and/or the Property), Tenant shall pay to Landlord Tenant’s reasonable share thereof as reasonably determined by Landlord.

ARTICLE 26
HOLDING OVER

If this Lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the Expiration Date or earlier termination of this Lease, irrespective of whether or not Landlord accepts Rental from Tenant for a period beyond the Expiration Date, Tenant’s occupancy of the Premises after the Expiration Date shall be upon all the terms set forth in this Lease except Tenant shall pay (a) for the first sixty (60) days of such holdover, an amount equal to one hundred fifty percent (150%) of (i) the applicable Base Rent in effect immediately before the holdover period began, and (ii) all applicable Additional Rent which would have been applicable had the Term continued through the period of such holding over by Tenant and (b) thereafter, two hundred percent (200%) of (i) the applicable Base Rent in effect immediately before the holdover period began, and (ii) all applicable Additional Rent which would have been applicable had the Term continued through the period of such holding over by Tenant.  If Tenant shall holdover or remain in possession of any portion of the Premises beyond the Expiration Date, whether or not Landlord accepts any Rental for a period beyond the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to relet the Premises (or any part thereof).  Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any liability resulting from delay by Tenant in surrendering the Premises upon the expiration or sooner termination of this Lease, including, without limitation, any claims made by any succeeding tenant or prospective tenant founded upon such delay.  All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.  The terms of this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE 27
SECURITY DEPOSIT

Section 27.01                     Deposit.  As security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease, Tenant shall pay to Landlord simultaneously with Tenant’s execution of this Lease the Security Deposit by bank or certified check.  Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.  Landlord shall not be obligated to apply the Security Deposit to Rental in arrears or damages for Tenant’s default, although Landlord may so apply the Security Deposit, at its option.  The Security Deposit, if not applied toward the payment of Rental in arrears or toward the payment of damages suffered by Landlord by reason of Tenant’s default, shall be returned to Tenant without interest, except as required by Laws, when this Lease is terminated or as otherwise provided in this Lease once Tenant has vacated the Premises and delivered possession thereof to Landlord in accordance with the terms and provisions hereof.  If Landlord repossesses the Premises because of Tenant’s default, Landlord may apply the Security Deposit to damages suffered to the date of such repossession and may apply the Security Deposit to such damages as may be suffered or shall accrue thereafter by reason of Tenant’s default.  If Landlord applies the Security Deposit in whole or in part, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the Security Deposit in an amount equal to $122,500.00.  Failure of Tenant to deposit such additional security shall entitle Landlord to avail itself of the remedies provided in this Lease for nonpayment of Rental by Tenant.  Tenant covenants that it will not assign or encumber or attempt to assign or encumber any Security Deposit hereunder and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 27.02                     Letter of Credit.  In lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional letter of credit issued by and drawn upon any commercial bank reasonably acceptable to Landlord with offices for banking purposes in the City of New York and having a net worth of not less than One

Billion ($1,000,000,000.00) Dollars, which letter of credit shall be in the form annexed hereto as Exhibit C (the “Letter of Credit”) and in the amount of the Security Deposit set forth in Article 1 hereof.  In addition, the Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (i) expire on the date which is sixty (60) days after the expiration or earlier termination of this Lease (the “LC Date”) or (ii) be automatically self-renewing until the LC Date.  At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the entire Letter of Credit in whole or in part as necessary to apply the proceeds thereof in accordance with the provisions of this Article 27.  Landlord shall also have the right to draw down the Letter of Credit in the event that Landlord fails to receive a replacement Letter of Credit on or prior to the thirtieth (30th) day preceding the expiration date thereof or if Tenant holds over in the Premises without the consent of Landlord after the expiration or earlier termination of this Lease.  If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Article 27, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, a sufficient amount of cash to bring the balance of the cash held by Landlord under this Article 27 to the amount of the Security Deposit.  The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed an Event of Default under this Lease.

ARTICLE 28
LANDLORD’S LIABILITY

Section 28.01                     Transfer of Landlord’s Interest.  In the event of any sale, assignment or transfer(s) of Landlord’s interest in the Property, the Building or the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale or other transfer shall be delivered to Tenant if required by Laws.  No lessor under a superior or ground lease, holder of a mortgage or beneficiary of a deed of trust to which this Lease is or may be subordinate, shall be responsible for the Security Deposit, unless such lessor, mortgagee or beneficiary of such deed of trust shall have actually received the Security Deposit.

Section 28.02                     Limitation of Landlord’s Liability.  Notwithstanding anything to the contrary provided in this Lease, there shall be absolutely no personal liability on the part of Landlord or any officer, director, shareholder, partner, member, employee or agent of Landlord, whether disclosed or undisclosed (or any successor corporate landlord or any partner of any limited or general partnership which may become Landlord or any individual or other entity), with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to Landlord’s interest in the Building for the satisfaction of each and every remedy of Tenant in the event of a breach or default by Landlord of any of the terms, covenants and conditions of this Lease, such exculpation of personal liability to be absolute and without any exception whatsoever.  No other property or assets of Landlord, any successor to Landlord, or any officer, director, shareholder, partner, member, employee or agent of Landlord or any successor to Landlord, shall be subject to judgment, levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease or the use or occupancy of the Premises.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for consequential damages.

ARTICLE 29
BROKER

Each party represents and warrants to the other that it has dealt with no broker or agent in connection with this Lease other than the Broker and agrees to indemnify, hold harmless and defend the other party from and against any and all Liabilities arising from or relating to a breach of the foregoing representation and warranty.  Landlord shall pay any commission due the Broker pursuant to separate agreement.

ARTICLE 30
NOTICES

Unless specifically stated to the contrary in this Lease, any notice, demand, request or other instrument which may be or is required to be given by Tenant or Landlord under this Lease or by Laws (“Notices”) shall be in writing and sent by nationally recognized overnight delivery service or by United States certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given, if sent by national overnight delivery service, as of the first (1st) weekday upon which delivery is first attempted and, if sent by United States certified mail, on the date of delivery or refusal.  Notices given in accordance with this Section shall be addressed to Landlord and Tenant at their respective addresses set forth in Section 1.01 herein together with copies to the parties identified in said Section, as appropriate.  Each party may designate another notice address by notice given in accordance with this Section.  Notices may be given by the attorneys for the respective parties.

ARTICLE 31
MISCELLANEOUS

Section 31.01                     Successors and Assigns.  All rights and liabilities given to or imposed under this Lease upon the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and permitted assigns of such parties, and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and conditions of this Lease.

Section 31.02                     Rules and Regulations.  Tenant shall comply with and observe all reasonable rules and regulations established by Landlord from time to time for the Property (collectively, the “Rules”), including, without limitation, the Rules currently in effect at the Property and attached hereto and made a part hereof as Exhibit D.  Tenant’s failure to keep and observe the Rules shall constitute a breach of the terms of this Lease in the same manner as if such Rules were contained herein as covenants.  In the case of any conflict between the terms and conditions of the Rules and the terms and conditions of this Lease, the terms and conditions of this Lease shall be controlling.

Section 31.03                     Joint and Several Liability.  If more than one person or entity is executing, this Lease as Tenant, each such person or entity shall be jointly and severally liable for the obligations of Tenant under this Lease.

Section 31.04                     Consent.  In any instance where the obtaining of Landlord’s consent or approval shall be required under this Lease, the failure of Landlord to give such consent or approval shall not render Landlord liable for damages, and Tenant’s sole remedy in such event shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has agreed not to unreasonably withhold its consent or where, as a matter of law Landlord may not unreasonably withhold its consent.

Section 31.05                     Covenant of Quiet Enjoyment.  Upon payment by Tenant of the Rental and upon the observance and performance of all of the covenants, terms and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgage, deed of trust or lease to which this Lease is subordinate.

Section 31.06                     Waiver.  The subsequent acceptance of Rental by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any of the terms, covenants or conditions of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rental.  In particular, but without limitation, if Tenant assigns or transfers its interest in this Lease contrary to the terms of this Lease, any acceptance by Landlord of such assignee’s or transferee’s payment shall not be deemed to be a waiver of the restrictions set forth in this Lease.  One or more waivers of a breach of any covenant or condition shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent similar act.  Landlord’s failure to insist upon the strict performance of any of the terms, covenants or conditions contained in this Lease shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the performance of the terms, covenants or conditions herein contained.  No breach by Tenant of a covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.  No act or thing done by Landlord or Landlord’s agents shall be deemed an acceptance of surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

Section 31.07                     Interpretations.  Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, and neither the method of computation of Rental, nor any other provision contained herein, nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.  Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 31.08                     Unavoidable Delays.  “Unavoidable Delays” shall mean delays caused by force majeure events which shall include, but not be limited to, strikes, lockouts, acts of God, inability to obtain labor or materials, laws, statutes, decrees, rules, orders, ordinances, directions, regulations; restrictions and requirements of federal, state, county and municipal authorities, unusually severe weather conditions, litigation that results in an injunction prohibiting or otherwise delaying the continuity of construction or other acts related thereto, commotion caused by civil or foreign event, or war, fire, unavoidable casualty or any other cause, whether similar or dissimilar, in each case, beyond the reasonable control of either Landlord or Tenant, but shall not, in any event, include (a) unavailability of funds or (b) any monetary obligation that can be satisfied by the payment of a fixed sum.

Section 31.09                     Captions and Section Numbers.  The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

Section 31.10                     Recording.  Tenant shall not record this Lease or any short form memorandum thereof without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion.

Section 31.11                     Furnishing of Financial Statements.  Upon Landlord’s request in connection with a sale, refinancing or other capital event, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than once in any twelve (12) month period, financial statements reflecting Tenant’s current financial condition.  Tenant hereby consents to Landlord conducting a credit check against Tenant (and any guarantor) from time to time as Landlord deems necessary or reasonably advisable.

Section 31.12                     Accord and Satisfaction.  Payment by Tenant or receipt by Landlord of a lesser amount than the Rental may, at Landlord’s sole option, be deemed to be on account of the earliest due Rental or deemed to be on account of Rental owing for the current period only, notwithstanding any instructions by or on behalf of Tenant to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check or payment as Rental shall be deemed an accord and satisfaction except with Landlord’s written consent, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rental or pursue any other remedy in this Lease or at law or in equity against Tenant unless otherwise agreed in writing.

Section 31.13                     Execution of Lease; No Option.  The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises situated in the Building.  The return to Landlord of Tenant-executed copies of this Lease shall not be binding upon Landlord, notwithstanding any preparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully-executed copy of this Lease to Tenant.

Section 31.14                     Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the state of in which the Property is located.  If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each remaining provision of the Lease shall be valid and enforceable to the fullest extent permitted by Law.

Section 31.15                     Certain Rules of Construction.  Time is of the essence in this Lease.  Landlord and Tenant have had substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease.  Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

Section 31.16                     Authority.  Tenant represents and warrants to Landlord that (a) it is a duly formed and validly existing limited liability company and is qualified to conduct business in the state in which the Property is located, (b) its franchise, corporate and/or all other taxes to both the state of formation and the state in which the Property is located have been paid to date, (c) it has the full right, power and authority to enter into and perform the obligations, terms and covenants contained in this Lease on the part of Tenant, and (d) each person signing this Lease is authorized to do so and to bind Tenant to the terms of this Lease.

Section 31.17                     Limitation of Warranties.  LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND A RISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY AND LANDLORD HEREBY EXPRESSLY DISCLAIMS AND TENANT WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTERS.

ARTICLE 32
CONTINGENCY

This Lease and the transactions contemplated herein are subject to and conditioned upon the mutual execution and unconditional delivery of a surrender agreement (the “Surrender Agreement”) with respect to that certain Lease Agreement dated as of June 30, 2011 between Landlord, as landlord, and Tenant, formerly known as CSN Stores, LLC, as tenant, covering a portion of Building E at 2055 Global Way, Hebron, Kentucky.  In the event the Surrender Agreement shall fail of execution or unconditional delivery on or prior to the Commencement Date for any reason whatsoever, including, but not limited to, Landlord’s arbitrary refusal to enter into the Surrender Agreement or to agree to any term or condition thereof, upon Landlord’s or Tenant’s notice to the other, this Lease shall be deemed null and void and of no further force or effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first above written.

Landlord:

DISTRIBUTION I PATENT TENANT LLC,
a Delaware limited liability company

By:	/s/Priyanka Garg
Name:	Priyanka Garg
Title:	Sr. Vice President

Tenant:

WAYFAIR LLC,
a Delaware limited liability company

By:	/s/ Nicholas Malone
Name:	Nicholas Malone
Title:	CAO and Treasurer

Exhibit A

SITE PLAN

Exhibit B

INSURANCE SCHEDULE

CERTIFICATE HOLDER

Distribution I Patent Owner LLC

c/o Colliers International Real Estate Management Services (VA), LLC

625 Eye Street NW, Suite 700

Washington, DC 20006

ADDITIONAL INSUREDS

Distribution I Patent Tenant LLC

c/o Colliers International Real Estate Management Services (VA), LLC

625 Eye Street NW, Suite 700

Washington, DC 20006

CFC Transactions, as

sub-servicer c/o Cohen Financial

2 LaSalle Street

Chicago, Illinois 60606

Cassidy Turley Commercial Real Estate Services, Inc.

221 E. 4th Street

26th Floor

Cincinnati, OH 45202

Colliers International Real Estate Management Services (VA), LLC

625 Eye Street NW, Suite 700

Washington, DC 20006

Exhibit C

FORM LETTER OF CREDIT

DRAFT

IRREVOCABLE STANDBY LETTER OF CREDIT

NO. xxxx

BENEFICIARY:	APPLICANT:

Distribution I Patent Tenant LLC	Wayfair LLC
c/o Interventure Advisors LP	177 Huntington Avenue
810 Seventh Avenue, Suite 3601	Suite 6000
New York, New York 10019	Boston, MA 02115

Issue Date:
Expiration Date: January 1, 2015 (at least one year from Lease Commencement Date)
Final Expiration Date: May 31, 2019 (at least 60 days after Expiration Date)

Ladies and Gentlemen:

We hereby issue in your favor our irrevocable letter of credit No. XXX for account of Wayfair LLC (“Applicant”), for a sum not to exceed U.S. $122,500.00 in the aggregate effective immediately available against presentation of this original standby letter of credit and any amendments along with your draft(s) drawn on us at sight in the form of Annex 1 hereto, with blanks completed and signed by your authorized signatory.

Partial draws are authorized from time to time under this Letter of Credit. If your demand represents a partial drawing hereunder, we will endorse the original Letter of Credit to show the amount paid by us and the date of payment and return same to you for possible future claims.  If, however, your demand represents a full drawing or if such drawing is presented on the day of the relevant expiration date hereof, we will hold the original for our files and remove same from circulation.

This Letter of Credit is transferable in its entirety one or more times to any transferee or successor under the Lease that you may from time to time designate without any fee to Beneficiary.  We shall not recognize any transfer of this Letter of Credit until an executed transfer form in the form of Annex 2 hereto, completed and signed by your authorized signatory, is delivered to us, along with the return of the original standby letter of credit and all amendments, if any, to our office located at 3 Terry Drive, Suite 102, Mail Code: 70-106-IT1, Newtown, PA 18940, attn.:  Standby Letter of Credit Department.  Upon our receipt of the foregoing, we will transfer our Letter of Credit to your transferee or assignee.  Our transfer charges of ¼ of 1%, minimum $250.00 are solely for the account of Applicant, and Transferor’s failure to make such payment shall not prevent the transfer of this Letter of Credit.

Pursuant to the laws of the U.S. and regulations of the United States Treasury, Department of Commerce and Office of Foreign Assets Control, request to transfer this Letter of Credit to any party in violation of such laws and/or regulations is strictly prohibited and will not be honored.

This Letter of Credit is valid for presentation at our offices located at 3 Terry Drive, Suite 102, Mail Code: 70-106-1T1, Newtown, PA 18940, attn.: Standby Letter of Credit Department via nationally-recognized overnight courier service on or before the close of business on (Expiry Date) or by personal delivery to our New York Office located at 551 Fifth Avenue, 25th Floor, New York, NY 10176 at which time any draw documents will be forwarded by us to our Newtown office for examination at the address above stated.

It is a condition of this Letter of Credit that it shall be automatically extended without amendment for a period of one year from the current or any future expiration date, unless at least sixty (60) days prior to the then current expiration date, we shall notify you in writing by registered or certified mail return receipt requested, or nationally-recognized overnight courier service at the above listed address (or such other address of which you notify us in writing from time to time) of our intention not to renew this Letter of Credit for such additional period. Upon your receipt of such notice, you may draw drafts on us at sight for an amount not to exceed the remaining balance in this Irrevocable Letter of Credit within the then applicable expiry date.

Except as expressly stated herein, payment under this Letter of Credit is not subject to any conditions or qualifications.

This Letter of Credit is governed by and construed in accordance with the laws of the State of New York and, except as otherwise expressly stated herein, subject to the International Standby Practices, ICC Publication No. 590 and in the event of any conflict, the laws of the State of New York will control without regard to principles of conflict of law.

We hereby agree with you and each drawer, endorser, and bona fide holder of drafts drawn under this Letter of Credit that that drafts drawn under and in compliance with the terms of this Letter of Credit shall be duly honored on presentation to us as provided herein.

SANTANDER BANK, N.A., Issuing Bank

Authorized Signature
Name and Title

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ANNEX 1

LETTER OF CREDIT

SIGHT DRAFT

[Date ]

FOR VALUE RECEIVED

PAY ON DEMAND $                                                                   Dollars at sight to Account of [Insert Name of Issuer] Irrevocable Letter of Credit No.

                                                                                                                dated

To: [Insert name and address of Issuer]

[Name of Beneficiary]

By:

ANNEX 1

LETTER OF CREDIT

[Date ]

[Insert Name and Address of Issuer]

Attention:

Re:                             Letter of Credit No      .

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether now existing or hereafter made. All amendments are to be advised directly to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

Yours very truly,

SIGNATURE AUTHENTICATED	[Insert Name of Beneficiary]

(Bank)	Signature of Beneficiary

(Authorized Signature)

Exhibit D

RULES AND REGULATIONS

1.                                      The following rules and regulations shall apply to the Premises, the Building, the Property, the parking areas associated therewith, and the appurtenances thereto:

2.                                      Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas (each, to the extent applicable to the Property) shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

3.                                      Plumbing (including but not limited to outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

4.                                      Except as consented to in writing by Landlord or as expressly set forth in the Lease or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

5.                                      Landlord may prescribe reasonable weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require.  All damage to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired by such tenant.

6.                                      Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building.

7.                                      Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not, except to the extent of Landlord’s willful misconduct.

8.                                      Tenant shall not conduct any activity on or about the Property, the Premises or the Building which will draw pickets, demonstrators, or the like.

9.                                      All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space.  No vehicle shall be parked as a “billboard” vehicle in the parking lot.  Any vehicle parked improperly may be towed away.  Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.

10.                               No birds or animals (other than seeing-eye dogs or other service animals as described under the Americans with Disabilities Act) shall be brought into or kept in, on or about any tenant’s premises.  No portion of any tenant’s premises may at any time be used or occupied as sleeping or lodging quarters.

11.                               Unless otherwise agreed in writing by Landlord, each tenant must contract for the removal of trash and other debris from its premises and provide a dumpster or other suitable trash receptacle adjacent to its premises for removal of trash; no trash or other debris may be left outside any tenant’s receptacle.

12.                               Tenant shall not permit storage outside the Premises or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                               Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises, except to the extent reasonably required for Tenant’s construction of alterations and improvements.

14.                               Tenant will not permit any Tenant Party to bring onto the Property any handgun, firearm or other weapons of any kind or illegal drugs.

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